Exhibit 10.1

LEASE AGREEMENT

Among

GE GOVERNMENT FINANCE, INC.,

as Purchaser and initial Bondholder,

and

DEVELOPMENT AUTHORITY OF JEFFERSON, GEORGIA,

as Issuer,

and

SYX DISTRIBUTION INC.,

as Lessee

Dated as of September 1, 2010

______________________
This instrument constitutes a security agreement
under the Georgia Uniform Commercial Code.

______________________

EXHIBIT A – SCHEDULE OF EQUIPMENT AND LEASE PAYMENTS
EXHIBIT B – FORM OF OPINION OF COUNSEL TO LESSEE AND GUARANTOR EXHIBIT C – FORM OF OPINION OF COUNSEL TO ISSUER

EXHIBIT D – FORM OF OPINION OF BOND COUNSEL

EXHIBIT E – FORM OF BOND

EXHIBIT F – SCHEDULE OF PROJECT COSTS

EXHIBIT G – FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

LEASE AGREEMENT

Bondholder:	GE Government Finance, Inc.
Three Capital Drive
Eden Prairie, MN 55344
Telephone: (800) 346-3164
Telecopier: (952) 828-2420

Issuer:	Development Authority of Jefferson, Georgia
106 Washington Street
Jefferson, GA 30549
Telephone: (706) 367-5264
Telecopier:(706) 367-9431

Lessee:	SYX Distribution Inc.
11 Harbor Park Dr.
Port Washington, NY 11050
Telephone: (516) 608-7608
Telecopier: (516) 608-7001

THIS LEASE AGREEMENT dated as of September 1, 2010 (this “Lease Agreement”) among GE Government Finance, Inc., a Delaware corporation, as bondholder (with its successors and assigns, “Bondholder”), Development Authority of Jefferson, Georgia , a public body corporate and politic duly organized and validly existing under the laws of the State of Georgia (“Issuer”), and SYX Distribution Inc., a Delaware corporation (“Lessee”).

WHEREAS, Issuer is a public body corporate and politic created by the Development Authorities Law, O.C.G.A. §36-62-1, et seq. (the “Act”) and activated by resolution of the governing body of Jefferson, Georgia to develop and promote trade, commerce, industry and employment opportunities in Jefferson, Georgia (the “City”) and is authorized to issue its revenue obligations and to use the proceeds of such revenue obligations to be used to finance or refinance the cost of any “project” (as defined in the Act) in furtherance of the public purpose for which it was created; and

WHEREAS, Issuer has issued its revenue bond in an amount up to $15,000,000 (the “Bond”) and will use the proceeds of the Bond to finance the cost of the acquisition and installation of certain equipment (all such equipment being called the “Equipment” and the “Project”) in this Lease Agreement; and

WHEREAS, after careful study and investigation of the nature of the Project, the Issuer determined that the Project will develop, and promote industry and employment opportunities in the City by creating approximately 400 new jobs within two years following the placing of the new equipment in service, will be in the public interest of the inhabitants of the City, will further the public purposes of the Act for which Issuer was created, and that the Project and the Bond will be economically feasible; and

WHEREAS, it is desirable for Issuer: (i) to sell and issue its Bond, entitled Recovery Zone Facility Bond (SYX Distribution Inc. Project), Series 2010, having a principal amount not to exceed $15,000,000, (ii) to use the proceeds of the Bond for the purposes stated above under this Lease Agreement, to acquire the items of the Equipment comprising the Project, and Lessee will make Lease Payments (as hereinafter defined) directly to Bondholder as assignee of Issuer and as holder of the Bond; and

WHEREAS, this Lease Agreement and the Bond shall constitute only limited obligations of Issuer and will be payable solely from the revenues to be assigned and pledged to the payment thereof and will not constitute a debt or general obligation or pledge of the faith and credit of the State of Georgia (the “State”) or of any political subdivision thereof, including the City, and shall not directly, indirectly or contingently obligate the State or any political subdivision thereof, including the City, to levy or to pledge any form of taxation whatever for the payment thereof;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Lease Agreement, Bondholder, Issuer and Lessee agree as follows:

ARTICLE I

DEFINITIONS AND EXHIBITS

Section 1.01. Definitions. The following terms used herein will have the meanings indicated below unless the context clearly requires otherwise:

“Bills of Sale” means the bills of sale given by the Lessee to the Issuer with respect to the Equipment.

“Bond” means the Issuer’s $15,000,000 Recovery Zone Facility Bond (SYX Distribution Inc. Project), Series 2010, in the form attached hereto as Exhibit E.

“Bondholder” means (a) GE Government Finance, Inc., acting as the initial bondholder under this Lease Agreement, (b) any surviving, resulting or transferee corporation of GE Government Finance, Inc., and (c) except where the context requires otherwise, any assignee(s) of Bondholder.

“Bond Proceeds” means the proceeds of the Bond to be paid by the Bondholder to the Escrow Agent pursuant to Section 2.02 hereof for deposit in the Escrow Fund for application in accordance with the Escrow Agreement.

“Business Day” means a day other than a Saturday or Sunday on which banks are generally open for business in New York, New York.

“Closing Date” means the date on which the Bond is issued and the proceeds thereof are delivered to Escrow Agent.

“Code” means the Internal Revenue Code of 1986, as amended, and United States Treasury regulations promulgated thereunder.

“Collateral” means (a) the Equipment, (b) all equipment of Lessee now owned or hereafter acquired located at 235 Hog Mountain Road, Jefferson, Georgia, (c) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed or used in connection with any of the foregoing property, (d) all warehouse receipts, bills of lading and other documents of title now or hereafter covering any of the foregoing property, (e) all securities, funds, moneys, deposits and other property at any time held in or subject to the Escrow Fund, (f) all accessions thereto, (g) all substitutions for any of the foregoing property, and (h) all products and proceeds of any of the foregoing property (including, without limitation, any property acquired by Lessee with such proceeds).

“Damaged Collateral” means any portion of the Collateral that is lost, stolen, destroyed or damaged beyond repair.

“Damaged Collateral Amount” means an amount equal to the product of (a) the then- current Prepayment Amount and (b) a percentage equal to the original cost of the Damaged Collateral divided by the original cost of all of the Collateral.

“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default as provided in Article XI hereof.

“Determination of Taxability” means any determination, decision or decree by the Commissioner of Internal Revenue, or any District Director of Internal Revenue or any court of competent jurisdiction, or an opinion obtained by Bondholder of counsel qualified in such matters, that an Event of Taxability shall have occurred. A Determination of Taxability also shall be deemed to have occurred on the first to occur of the following:

(a) the date when Lessee files any statement, supplemental statement, or other tax schedule, return or document, which discloses that an Event of Taxability shall have occurred; or

(b) the effective date of any federal legislation enacted after the date of this Lease Agreement or promulgation of any income tax regulation or ruling by the Internal Revenue Service that causes an Event of Taxability after the date of this Lease Agreement; or

(c) if upon sale, lease or other deliberate action taken with respect to the Project within the meaning of Treas. Reg. § 1.141-2(d), the failure to receive an unqualified opinion of bond counsel to the effect that such deliberate action will not cause interest payable by Lessee hereunder to become includable in the gross income of the recipient.

“Environmental Laws” has the meaning ascribed thereto in paragraph (h) of Article V hereof.

“Equipment” means the equipment, goods and other property financed or refinanced with the proceeds of the Bond and the Lease, including the property identified in Exhibit A hereto, and such other equipment which is approved by the Purchaser and complies with the Tax Compliance Certificate.

“Escrow Agent” means the fiduciary designated as escrow agent in the Escrow Agreement, and its successors and assigns permitted under the Escrow Agreement. The Escrow Agent shall be selected by the Lessee with the approval of the Purchaser.

“Escrow Agreement” means the Escrow Agreement dated as of September 1, 2010 among Bondholder, Issuer, Lessee and Escrow Agent.

“Escrow Fund” means the fund established and held by Escrow Agent pursuant to the Escrow Agreement.

“Event of Taxability” means if as the result of any act, failure to act or use of the proceeds of the Bond, a change in use of the Project or any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Lease Agreement or the Tax Compliance Certificate by Issuer or Lessee or the enactment of any federal legislation after the date of this Lease Agreement or the promulgation of any income tax regulation or ruling by the Internal Revenue Service after the date of this Lease Agreement or for any other reason, the Interest is or becomes includable in Bondholder’s gross income for federal income tax purposes.

“GAAP” means generally accepted accounting principles applied on a consistent basis.

“GE Entity” means GE Government Finance, Inc., General Electric Capital Corporation, or any affiliate of GE Government Finance, Inc. or General Electric Capital Corporation.

“Gross-Up Rate” means, with respect to any Interest payment (including payments made prior to the Event of Taxability), the rate necessary to calculate a total payment in an amount sufficient such that the sum of the Interest payment plus an additional payment would, after reduced by the federal tax (including interest and penalties) actually payable thereon, equal the amount of the Interest payment.

“Guarantor” means Systemax Inc., a company incorporated under the laws of the State of Delaware.

“Guaranty” means that certain Guaranty and Negative Pledge Agreement dated as of September 1, 2010 by Guarantor for the benefit of Bondholder, as the same may be amended, restated or supplemented from time to time.

“Interest” means the portion of any payment from Issuer to Bondholder designated as and comprising interest as shown in Exhibit A hereto.

“Issuer” means Development Authority of Jefferson, Georgia, acting as issuer under this Lease Agreement.

“Lease” means the lease from Issuer to Lessee pursuant to this Lease Agreement.

“Lease Agreement” means this Lease Agreement, including all exhibits hereto, as any of the same may be supplemented or amended from time to time in accordance with the terms hereof.

“Lease Payments” means the lease payments payable by Lessee pursuant to the provisions of this Lease Agreement and the Bond as specifically set forth in Exhibit A hereto. As provided in Article II hereof, Lease Payments shall be payable by Lessee directly to Bondholder, as assignee of Issuer and holder of the Bond, in the amounts and at the times as set forth in Exhibit A hereto.

“Lessee” means SYX Distribution Inc., a Delaware corporation.

“Lessee Documents” means, collectively, this Lease Agreement, the Escrow Agreement, the Memorandum of Agreement Regarding Lease Structure and Valuation of Leasehold Interest, the Tax Compliance Certificate, and any other agreements, documents or certificates executed by Lessee in connection with the Bond as contemplated by this Lease Agreement.

“Make Whole Amount” means the positive difference, if any, between (a) the net present value of the stream of remaining Lease Payments discounted to the date of prepayment at a per annum interest rate equal to the then Reinvestment Rate and (b) the principal balance of the Lease and the Bond outstanding as of the prepayment date before any such prepayment. For the purposes hereof, the “stream of remaining payments” shall equal the sum of each Lease Payment during the remaining term of the Lease and the Bond.

“Memorandum of Agreement Regarding Lease Structure and Valuation of Leasehold Interest” means the instrument of that name, the proposed form of which is attached to the Bond Resolution as Exhibit E thereto, as it may hereafter be amended in accordance its terms.

“PATRIOT Act” means the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“Prepayment Amount” means the amount which Lessee may or must from time to time pay or cause to be paid to Bondholder as assignee of Issuer and holder of the Bond in order to prepay the Lease and the Bond, as provided in Section 2.07 hereof, such amount being the sum of (a) the outstanding principal amount of the Lease and the Bond, (b) accrued but unpaid interest on the Lease and the Bond, (c) the Prepayment Fee, (d) the Make Whole Amount, and (e) all other amounts due hereunder.

“Prepayment Fee” means an amount equal to 1% of the outstanding principal amount of the Lease and the Bond, with respect to any prepayment of the Lease and the Bond before October 1, 2011. No Prepayment Fee shall be payable with respect to any prepayment of the Lease and the Bond occurring after October 1, 2011.

“Principal” means the portion of any Lease Payment designated as principal in Exhibit A hereto.

“Project” means the acquisition and installation of the Equipment.

“Project Costs” means the acquisition and installation costs of the Project, including those to be paid to any Vendor or reimbursed to Lessee for any portion thereof, and any administrative, engineering, legal, financial and other costs incurred by Bondholder, Issuer, Lessee, Escrow Agent or any Vendor in connection with the acquisition, installation and financing by Bondholder of such Project and the costs of issuance and other transaction costs which may be paid pursuant to the Tax Compliance Certificate, which Project Costs are set forth in Exhibit F hereto.

“Purchase Agreements” means Lessee’s purchase agreements with Vendors of the Project.

“Purchaser” means GE Government Finance, Inc. “Reinvestment Rate” means 3.95%.

“State” means the State of Georgia.

“Tax Compliance Certificate” means Issuer’s Tax Compliance Certificate, to which is attached as Addendums certain definitions of terms and Certificates of Lessee and of Bondholder, dated the date of issuance of the Bond.

“Terrorism Laws” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations) and the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any governmental authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

“UCC” means the Uniform Commercial Code as adopted and in effect in the State.

“Vendor” means the manufacturer or vendor of any portion of the Project, as well as the agents or dealers of the manufacturer, from whom Lessee has purchased or is purchasing portions of the Project.

Section 1.02. Exhibits. The following exhibits are attached hereto and made a part hereof:

Exhibit A:    Schedule of Equipment and Lease Payments describing the Equipment and setting forth the Lease Payments and Prepayment Amounts. Issuer hereby authorizes Bondholder to insert in Exhibit A the serial or other identifying numbers relating to the Equipment when available.

Exhibit B:    Form of opinion of counsel to Lessee and Guarantor.

Exhibit C:    Form of opinion of counsel to Issuer.

Exhibit D:    Form of opinion of bond counsel.

Exhibit E:    Form of Bond.

Exhibit F:    Schedule of Project Costs.

Exhibit G:    Form of Certificate of Chief Financial Officer.

Section 1.03. Rules of Construction.

(a) The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

(b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Lease Agreement are to the designated Articles, Sections and other subdivision of this Lease Agreement as originally executed. The words “hereof,” “herein,” “hereunder” and words of similar import refer to this Lease Agreement as a whole.

(c) The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

ARTICLE II

FINANCING OF PROJECT AND TERMS

Section 2.01. Acquisition ofProject. Lessee either has ordered or shall order the items of Equipment that are to comprise the Project pursuant to one or more Purchase Agreements from one or more Vendors. Lessee shall remain liable to the Vendor or Vendors in respect of its duties and obligations in accordance with each Purchase Agreement and shall bear the risk of loss with respect to any loss or claim relating to any portion of the Project covered by any Purchase Agreement, and neither Bondholder nor Issuer shall assume any such liability or risk of loss.

Section 2.02. Lease. Purchaser hereby agrees, subject to the terms and conditions of this Lease Agreement, to purchase the Bond in the amount not to exceed $15,000,000; Issuer hereby agrees, subject to the terms and conditions of this Lease Agreement, to issue the Bond and to use the proceeds thereof to purchase the Equipment and to lease the Equipment to Lessee; and Lessee hereby agrees to lease the Equipment from Issuer. Upon fulfillment of the conditions set forth in

Article III hereof, Bondholder shall deposit the Bond Proceeds in the Escrow Fund to be held, invested and disbursed as provided in the Escrow Agreement. Issuer’s obligation to make payments on the Bond, and Lessee’s obligation to repay the Issuer for the Bond Proceeds, shall commence, and interest shall begin to accrue, on the date that Bond Proceeds are deposited in the Escrow Fund. The term of the Lease shall commence on the Closing Date and shall terminate 97 months thereafter (provided that all Lease Payments and all other amounts payable hereunder have been indefeasibly paid in full to Bondholder), unless sooner terminated in accordance with the terms of this Lease Agreement. The Lessee shall, commencing with the date of delivery of this Lease, have possession, custody and control of the Project as it exists on such date and the Lessee hereby accepts such possession, custody and control. The Issuer covenants and agrees that it shall not take any action to prevent the Lessee from having possession and enjoyment of the Project during the term of this Lease and shall, at the request of the Lessee, if indemnified by the Lessee cooperate with the Lessee in order that the Lessee may have peaceful possession and enjoyment of the Project.

Section 2.03. Interest. The principal amount of the Bond outstanding from time to time shall bear interest (computed on the basis of twelve 30-day months) at the rate of Four and 15/100 percent (4.15%). Interest accruing on the principal balance of the Bond outstanding from time to time shall be payable as provided in Exhibit A and in the Bond and upon earlier demand in accordance with the terms hereof or prepayment in accordance with the terms of the Bond and Section 2.07 hereof. Upon the occurrence of a Determination of Taxability, Lessee shall, with respect to future interest payments on the Bond, begin making Lease Payments that include interest on the Bond calculated at the Gross-Up Rate. In addition, Lessee shall make, immediately upon demand of Bondholder, make a payment to Bondholder sufficient to supplement prior Lease Payments to the provide for the difference between what prior interest payments would have been at the Gross-Up Rate and the interest payments actually paid.

Section 2.04. Payments. Issuer shall pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the Bond, but only out of the amounts paid by Lessee pursuant to this Lease Agreement. Lessee shall pay to Bondholder, as assignee of Issuer, Lease Payments, in the amounts and on the dates set forth in Exhibit A hereto. Additionally, Lessee shall pay to Bondholder, as assignee of Issuer and holder of the Bond, an amount equal to the product of (i) the lesser of 18% per annum or the highest rate permitted by law and (ii) the delinquent amount of any Lease Payment not paid when due. As security for its obligation to pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the Bond, Issuer assigns to Bondholder all of Issuer’s right to receive Lease Payments from Lessee hereunder and all of Issuer’s rights hereunder (the Issuer reserving the right to enforce and of the Reserved Rights) and all of Issuer’s right, title and interest in and to the Equipment, and Issuer irrevocably constitutes and appoints Bondholder and any present or future officer or agent of Bondholder as its lawful attorney, with full power of substitution and resubstitution, and in the name of Issuer or otherwise, to collect the Lease Payments and any other payments due hereunder and under the Bond and to sue in any court for such Lease Payments or other payments, to exercise all rights hereunder with respect to the Collateral, and to withdraw or settle any claims, suits or proceedings pertaining to or arising out of this Lease Agreement upon any terms. The Lessee hereby grants to the Bondholder a security interest in its interest in the Collateral. Such Lease Payments and other payments shall be made by Lessee directly to Bondholder, as Issuer’s assignee and holder of the Bond, and shall be credited against Issuer’s payment obligations hereunder and under the Bond. No provision, covenant or agreement contained in this Lease Agreement or any obligation imposed on Issuer herein or under the Bond, or the breach thereof, shall constitute or give rise to or impose upon Issuer a pecuniary liability, a charge upon its general credit or taxing powers or a pledge of its general revenues. In making the agreements, provisions and covenants set forth in this Lease Agreement, Issuer has not obligated itself except with respect to the Equipment and the application of the Lease Payments to be paid by Lessee hereunder. All amounts required to be paid by Lessee hereunder shall be paid in lawful money of the United States of America in immediately available funds. No recourse shall be had by Bondholder or Lessee for any claim based on this Lease Agreement, the Escrow Agreement, the Bond or the Tax Compliance Certificate against any director, officer, employee or agent of Issuer alleging personal liability on the part of such person, unless such claim is based on the willful dishonesty of or intentional violation of law by such person.

Section 2.05. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Bond shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 2.06. Lease Payments To Be Unconditional. The obligations of Lessee to make the Lease Payments required under this Article II and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Project to be delivered or installed, any defects, malfunctions, breakdowns or infirmities in the Project or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Lessee and any of Issuer, Bondholder, any Vendor or any other person, Lessee shall make all Lease Payments when due and shall not withhold any Lease Payments pending final resolution of such dispute, nor shall Lessee assert any right of set-off or counterclaim against its obligation to make such payments required under this Lease Agreement.

Section 2.07. Prepayments.

(a) Lessee shall have the option, on any scheduled payment date, to prepay all, but not less than all, of the outstanding balance of the Bond by paying the Prepayment Amount.

(b) Lessee shall prepay the Bond (by prepaying Lease Payments) in whole or in part at any time pursuant to Article IX hereof by paying the applicable Damaged Collateral Amount.

(c) Lessee shall prepay the Bond (by prepaying Lease Payments) in full immediately upon demand of Bondholder after the occurrence of an Event of Default by paying the applicable Prepayment Amount. If there are any funds remaining in the Escrow Fund pursuant to the Escrow Agreement a portion of such prepayment may be made with such funds.

(d) Lessee shall prepay the Bond (by prepaying Lease Payments) in full immediately upon demand of Bondholder after the occurrence of a Determination of Taxability by paying the applicable Prepayment Amount plus an amount necessary to supplement the prior Lease Payments to the Gross-Up Rate.

(e) The amounts due hereunder shall be paid, and the amounts due under the Bond shall be paid, in part with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in Section 2.03 of the Escrow Agreement and, if less than 80% of the amount deposited in the Escrow Fund has been disbursed pursuant to the Escrow Agreement, together with a prepayment premium calculated at the percentage used to determine the Prepayment Amount at the date of such prepayment.

(f) Upon any prepayment in part of the Bond, the prepayment shall be applied to the Bond and to the related Lease Payments and any other amounts due hereunder as determined by Bondholder.

Section 2.08. Purchase Option.

(a) Lessee shall have, and is hereby granted, the option to purchase the Equipment (the “Purchase Option”) for a purchase price of $1.00 (the “Purchase Price”), which amount shall be paid directly to Issuer for its own account and not to Bondholder; provided, however, that: (i) the Purchase Option must be exercised not later than 60 days after the receipt by Lessee of written request for exercise from Issuer after the end of the term of this Lease Agreement; (ii) all amounts (including (without limitation) any Prepayment Amount) under the Bond (A) shall have been indefeasibly paid in full or (B) shall be paid as a part of the closing of such purchase by Lessee; and (iii) any other amounts due to Bondholder or Issuer (A) shall have been indefeasibly paid in full or (B) shall be paid as a part of the closing of such purchase by Lessee.

(b) Lessee shall be under no obligation to exercise the Purchase Option.

(c) If Lessee exercises the Purchase Option, the Purchase Option shall be exercised by written notice to Issuer and Bondholder, and the purchase of the Equipment (including the payment of any amounts to be paid to Issuer or Bondholder as described in subsection (a) above) shall be closed within 60 days from the date of such notice of exercise, or on such earlier or later date as may be agreed to by Bondholder, Issuer and Lessee.

(d) At the closing of any purchase pursuant to the exercise of the Purchase Option, Issuer shall, upon receipt of the Purchase Price, deliver to Lessee or its designee, as applicable, a bill of sale conveying to Lessee or such designee good title (of the same quality as received by Issuer) to the Equipment, as the Equipment then exists, subject to the following: (i) those liens and encumbrances (if any) to which title to the Equipment was subject at the time title thereto vested in Issuer; (ii) those liens and encumbrances created by Lessee or to the creation or suffering of which Lessee consented; and (iii) those liens and encumbrances resulting from the failure of Lessee to perform or observe any of the agreements on its part contained in this Lease Agreement.

ARTICLE III

CONDITIONS PRECEDENT

Bondholder’s agreement to purchase the Bond and to deposit the Bond Proceeds into the Escrow Account shall be subject to the condition precedent that Bondholder shall have received all of the following on or before the Closing Date, each in form and substance satisfactory to Bondholder:

(a) This Lease Agreement, properly executed on behalf of Issuer and Lessee, and each of the Exhibits hereto properly completed.

(b) The Bond, properly executed on behalf of Issuer.

(c) The Tax Compliance Certificate, properly executed on behalf of Issuer and Lessee.

(d) The Escrow Agreement, properly executed on behalf of Issuer, Lessee and Escrow Agent.

(e) The Guaranty, property executed on behalf of Guarantor.

(f) A certificate of the Secretary or an Assistant Secretary of Lessee, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of Lessee, authorizing the execution, delivery and performance of the Lessee Documents and any related documents, (ii) the bylaws of Lessee, and (iii) the signatures of the officers or agents of Lessee authorized to execute and deliver the Lessee Documents and other instruments, agreements and certificates on behalf of Lessee.

(g) Currently certified copies of the Articles of Incorporation of Lessee and a Certificate of Good Standing issued as to Lessee by the Secretary of State of Delaware not more than 20 days prior to the date hereof.

(h) A Certificate of Existence issued as to Lessee by the Secretary of State of the State not more than 20 days prior to the date hereof.

(i) A certificate of the Secretary or an Assistant Secretary of Guarantor, certifying as to (i) the resolutions of the shareholders of Guarantor, authorizing the execution, delivery and performance of the Guaranty, (ii) the bylaws of Guarantor, and (iii) the signatures of the officers Guarantor authorized to execute and deliver the Guaranty on behalf of Guarantor.

(j) Currently certified copies of the Articles of Incorporation of Guarantor.

(k) A Certificate of Good Standing issued as to Guarantor by the Secretary of State of Delaware dated not more than 20 days prior to the date hereof.

(l) Certificates of the insurance required hereunder, containing a lender’s loss payable clause or endorsement in favor of Bondholder.

(m) A completed and executed information return to be filed within the time required by law with the Internal Revenue Service.

(n) A resolution or evidence of other official action taken by or on behalf of Issuer to authorize the transactions contemplated hereby.

(o) Evidence that the issuance of the Bond for the purpose of financing of the Project has been approved by the “applicable elected representative” after a public hearing held upon reasonable notice.

(p) A true and correct copy of any and all leases pursuant to which Lessee is leasing the property where the Collateral will be located, together with a landlord’s disclaimer and consent with respect to each such lease.

(q) A true and correct copy of any and all mortgages, deeds of trust or similar agreements (whether or not Lessee is a party to any such agreement) relating to the property where the Collateral will be located, together with a mortgagee’s waiver with respect to each such mortgage, deed of trust or similar agreement.

(r) Financing statements authorized by Lessee, as debtor, and naming Bondholder, as secured party, and/or the original certificate of title or manufacturer’s certificate of origin and title application if any of the Collateral is subject to certificate of title laws.

(s) Financing statements authorized by Issuer, as debtor, and naming Bondholder, as secured party.

(t) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Lessee, (ii) no financing statements have been filed and remain in effect against Lessee relating to the Collateral except those financing statements filed by Bondholder, and (iii) all financing statements necessary to perfect the security interest created pursuant to this Lease Agreement have been filed.

(u) An opinion of counsel to Lessee, addressed to Bondholder and Issuer, in the form attached hereto as Exhibit B.

(v) The Bill(s) of Sale regarding the Equipment to which such disbursement is applicable, properly executed on behalf of Lessee.

(w) An opinion of counsel to Issuer, addressed to Bondholder and Lessee, in the form attached hereto as Exhibit C.

(x) An opinion of Seyfarth Shaw LLP, as bond counsel, addressed to Bondholder, in the form attached hereto as Exhibit D.

(y) Payment of Bondholder’s fees, commissions and expenses required by Section 12.01 hereof.

(z) Payment of Issuer’s fees, commissions and expenses incurred in connection with this Lease Agreement and the transactions contemplated hereby.

(aa) Any other documents or items required by Bondholder.

Bondholder’s agreement to consider approval of any disbursement from the Escrow Fund shall be subject to the further conditions precedent that on the date thereof:

(bb) Bondholder shall have received each of the items required for a disbursement pursuant to the Escrow Agreement;

(cc) Bondholder shall have received in form and substance satisfactory to Bondholder Vendor invoice(s) and/or bill(s) of sale relating to the Project and, if such invoices have been paid by Issuer or Lessee, evidence of payment thereof and, if applicable, evidence of official intent to reimburse such payment as required by the Code;

(dd) the representations and warranties contained in Articles IV and V hereof are correct on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(ee) no Default, Event of Default or Determination of Taxability has occurred or would result from such disbursement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

Issuer represents, warrants and covenants for the benefit of Bondholder and Lessee, as follows:

(a) Issuer is a public body corporate and politic duly organized and validly existing under the Constitution and laws of the State.

(b) Issuer will exercise its best efforts to preserve and keep in full force and effect its existence as a body corporate and politic.

(c) Issuer is authorized under the Constitution and laws of the State, including the Act, to issue the Bond and to enter into this Lease Agreement, the Escrow Agreement,

the Tax Compliance Certificate and the transactions contemplated hereby and to perform all of its obligations hereunder.

(d) Issuer has duly authorized the issuance of the Bond and the execution and delivery of this Lease Agreement, the Escrow Agreement and the Tax Compliance Certificate under the terms and provisions of the resolution of its governing body or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of the Bond, this Lease Agreement, the Escrow Agreement and the Tax Compliance Certificate against Issuer, and Issuer represents that there are no public bidding requirements that are applicable to the Bond, this Lease Agreement, the Escrow Agreement and the Project. Issuer has taken all necessary action and has complied with all provisions of the Act, including but not limited to the making of the findings required by the Act, required to make the Bond, this Lease Agreement, the Escrow Agreement and the Tax Compliance Certificate the valid and binding obligation of Issuer.

(e) The officer of Issuer executing the Bond, this Lease Agreement, the Escrow Agreement, the Tax Compliance Certificate and any related documents has been duly authorized to issue the Bond and to execute and deliver this Lease Agreement, the Escrow Agreement and the Tax Compliance Certificate and such related documents under the terms and provisions of a resolution of Issuer’s governing body, or by other appropriate official action.

(f) The Bond, this Lease Agreement, the Escrow Agreement and the Tax Compliance Certificate are legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights.

(g) Issuer has pledged to Bondholder all of Issuer’s rights in the Equipment and this Lease Agreement (except any indemnification payable to Issuer pursuant to Section 7.06 hereof and notice to Issuer pursuant to Section 12.03 hereof) including the assignment of all rights in the security interest granted to Issuer; provided, however, Issuer will not exercise any rights against the Equipment without the prior written consent of Bondholder.

(h) Issuer will not pledge, mortgage or assign this Lease Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof.

(i) None of the issuance of the Bond or the execution and delivery of this Lease Agreement, the Escrow Agreement or the Tax Compliance Certificate, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of the Bond, this Lease Agreement, the Escrow Agreement or the Tax Compliance Certificate violates any law, rule, regulation or order, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Issuer is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Issuer under the terms of any instrument or agreement.

(j) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Issuer’s knowledge, threatened against or affecting Issuer, challenging Issuer’s authority to issue the Bond or to enter into this Lease Agreement, the Escrow Agreement or the Tax Compliance Certificate or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of the Bond, this Lease Agreement, the Escrow Agreement or the Tax Compliance Certificate or any other transaction of Issuer which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Lease Agreement.

(k) Issuer will submit or cause to be submitted to the Internal Revenue Service an information return at the time and in the form required by the Code.

(l) The issuance of the Bond for the purpose of financing the Project has been approved by the “applicable elected representative” (as defined in Section 147(f) of the Code) of Issuer after a public hearing held upon reasonable notice.

(m) Issuer will comply fully at all times with the Tax Compliance Certificate, and Issuer will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Compliance Certificate, provided that Lessee shall pay or indemnify Issuer for all costs associated with the foregoing.

(n) Issuer will take no action that would cause the Interest to become includable in gross income for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. § 1.148-2(c) or consenting to a deliberate action within the meaning of Treas. Reg. § 1.141-2(d)), and Issuer will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate or yield reduction payment required to preserve such exclusion).

(o) Issuer has authorized Bondholder to file financing statements, and such financing statements when filed will be sufficient to perfect the security interest created pursuant to this Lease Agreement. When such financing statements are filed in the offices noted therein, Bondholder will have a valid and perfected security interest in the Equipment, subject to no other security interest, assignment, lien or encumbrance. None of the Equipment is or will become a fixture on real estate. None of the Equipment constitutes a replacement of, substitution for or accessory to any property of Issuer subject to a lien of any kind.

(p) Issuer will promptly pay or cause to be paid the Lease Payments on each Payment Date at the place and in the manner set forth herein and in the Escrow Agreement; provided, however THE BOND, THIS LEASE AGREEMENT AND ANY OBLIGATION IMPOSED HEREUNDER SHALL CONSTITUTE ONLY LIMITED OBLIGATIONS OF ISSUER AND WILL BE PAYABLE SOLELY FROM THE REVENUES TO BE ASSIGNED AND PLEDGED TO THE PAYMENT THEREOF AND WILL NOT CONSTITUTE A DEBT OR A GENERAL OBLIGATION OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE CITY AND JACKSON COUNTY, GEORGIA, AND SHALL NOT DIRECTLY, INDIRECTLY OR CONTINGENTLY OBLIGATE THE STATE OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE CITY AND JACKSON COUNTY, GEORGIA, TO LEVY TO PLEDGE ANY FORM OF TAXATION WHATEVER FOR THE PAYMENT THEREOF.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE

Lessee represents, warrants and covenants for the benefit of Bondholder and Issuer, as follows:

(a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has power to enter into the Lessee Documents and by proper corporate action has duly authorized the execution and delivery of the Lessee Documents. Lessee is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Lessee’s exact legal name is as set forth on the execution page hereof. Lessee’s U.S. Federal Tax Identification Number is 20-08023 93.

(b) Lessee has been fully authorized to execute and deliver the Lessee Documents under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of the Lessee Documents and the Lessee Documents have been duly authorized, executed and delivered.

(c) The officer of Lessee executing the Lessee Documents and any related documents has been duly authorized to execute and deliver the Lessee Documents and such related documents under the terms and provisions of a resolution of Lessee’s board of directors.

(d) The Lessee Documents constitute valid and legally binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights.

(e) The execution and delivery of the Lessee Documents, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Lessee or of any corporate restriction or of any agreement or instrument to which Lessee is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Lessee contrary to the terms of any instrument or agreement.

(f) The authorization, execution, delivery and performance of this Lease Agreement by Lessee do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Lease Agreement has not been taken and which is final and nonappealable.

(g) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Lessee’s knowledge, threatened against or affecting Lessee, challenging Lessee’s authority to enter into this Lease Agreement, the Escrow Agreement or the Tax Compliance Certificate or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Lease Agreement, the Escrow Agreement or the Tax Compliance Certificate or any other transaction of Lessee which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or could reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of Lessee.

(h) The property at which the Collateral is located is properly zoned for its current and anticipated use and the use of the Collateral will not violate any applicable zoning, land use, environmental or similar law or restriction. Lessee has all licenses and permits to use the Collateral. Lessee has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes (“Environmental Laws”) at Lessee’s facilities or in connection with the operation of its facilities. Except as previously disclosed to Bondholder in writing, Lessee and all activities of Lessee at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Lessee with respect thereto. Except as previously disclosed to Bondholder in writing, Lessee is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which

Lessee is aware. Except as previously disclosed to Bondholder in writing, Lessee is not aware of, nor has Lessee received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

(i) The Project is of the type authorized and permitted to be financed with the proceeds of the Bond pursuant to the Act.

(j) Lessee owns or will own the Project and intends to operate the Project, or cause the Project to be operated, as a “project,” within the meaning of the Act, until the date on which all of the Lease Payments have been fully paid or the applicable Prepayment Amount has been fully paid.

(k) Lessee will not take any action that would cause the Interest to become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. § 1.148-2(c) or deliberate action within the meaning of Treas. Reg. § 1.141-2(d)), and Lessee will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the employment of a rebate consultant for the calculation and payment of any rebate required to preserve such exclusion and the preparation and filing of a Form 8038-T (or other applicable form) in connection with the calculation and payment of any such rebate).

(l) Lessee has heretofore furnished to Bondholder the audited consolidated financial statements of Guarantor for Guarantor’s fiscal years ended December 31, 2005, December 31, 2006, December 31, 2007, December 31, 2008 and December 31, 2009 and the unaudited consolidated financial statements of Lessee for the six months and rolling 12 months ended June 30, 2010, and those statements fairly present the consolidated financial condition of Guarantor on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Lessee.

(m) Lessee has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. Lessee has filed all federal, state and local tax returns which are required to be filed, and Lessee has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

(n) Immediately prior to the execution and delivery of any Bill of Sale, Lessee has or will have good and absolute title to all items of Equipment that are to be conveyed by such Bill of Sale and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances except for the security interest created pursuant to this Lease Agreement.

(o) All financial and other information provided to Bondholder by or on behalf of Lessee in connection with Lessee’s request for the Lease contemplated hereby is true and correct in all material respects and Lessee has not omitted to provide Bondholder with any information which would be material to Bondholder’s decision to enter into this Lease Agreement and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

(p) Lessee has authorized Bondholder to file financing statements, and such financing statements when filed will be sufficient to perfect the security interest created pursuant to this Lease Agreement. When such financing statements are filed in the offices noted therein, Bondholder, as assignee of Issuer and holder of the Bond, will have a valid and perfected security interest in the Collateral, subject to no other security interest, assignment, lien or encumbrance. None of the Collateral is or will become a fixture on real estate. None of the Collateral constitutes a replacement of, substitution for or accessory to any property of Lessee subject to a lien of any kind.

(q) Lessee will aid and assist Issuer in connection with preparing and submitting to the Internal Revenue Service the required information reporting return at the time and in the form required by the Code.

(r) Lessee will comply fully at all times with the Tax Compliance Certificate, and Lessee will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Compliance Certificate, and Lessee will pay or reimburse Issuer for any expenses that may be incurred by Issuer under paragraphs (m) and (n) of Article IV hereof.

(s) Expenses for work done by officers or employees of Lessee in connection with the Project will be included as a Project Cost, if at all, only to the extent (i) such persons were specifically employed for such particular purpose, (ii) the expenses do not exceed the actual cost thereof and (iii) such expenses are treated or capable of being treated (whether or not so treated) on the books of Lessee as a capital expenditure in conformity with GAAP.

(t) Any costs incurred with respect to that part of the Project paid from the Bond Proceeds shall be treated or capable of being treated on the books of Lessee as capital expenditures in conformity with GAAP.

(u) No part of the Bond Proceeds will be used to finance inventory or rolling stock or will be used for working capital or to finance any other cost not constituting a Project Cost.

(v) No person other than Lessee or a wholly-owned subsidiary of the Guarantor is in occupancy or possession of any portion of the real property where the Project is located.

(w) Each item of Equipment comprising the Project is property of the character subject to the allowance for depreciation under Section 167 of the Code.

(x) Neither Lessee nor any individual or entity owning directly or indirectly any interest in Lessee, is an individual or entity whose property or interests are subject to being “blocked” under any of the Terrorism Laws or is otherwise in violation of any of the Terrorism Laws.

ARTICLE VI

TITLE TO COLLATERAL; SECURITY INTEREST

Section 6.01. Title to Project and Other Collateral. Legal title to the Project and any and all repairs, replacements, substitutions and modifications to the Project shall be in Issuer. Title to the other Collateral will be in the Lessee. Lessee shall at all times protect and defend, at its own cost and expense, such title from and against all claims, liens and legal processes of creditors of Lessee, and keep the Collateral free and clear of all such claims, liens and processes other than the liens created hereby.

Section 6.02. Security Interest in Collateral. This Lease Agreement is intended to constitute a security agreement within the meaning of the UCC. As security for Lessee’s payment to Bondholder, as assignee of Issuer, of Lease Payments and all other amounts payable to Bondholder hereunder, Lessee and Issuer hereby grant to Bondholder a security interest constituting a first lien on the Collateral. To the extent that the same entity (or an affiliate thereof) is the bondholder under this Lease Agreement and under any other document or agreement with Lessee, the security interest in the Collateral shall secure all of Lessee’s obligations under all such agreements, but shall not secure Lessee’s obligations under any such agreements under which a different entity is the bondholder. Lessee ratifies its previous authorization for Bondholder to pre-file UCC financing statements and any amendments thereto describing the Collateral and containing any other information required by the applicable UCC. Lessee authorizes Bondholder, and hereby grants Bondholder a power of attorney (which is coupled with an interest), to file financing statements and amendments thereto describing the Collateral and containing any other information required by the applicable UCC and all proper terminations of the filings of other secured parties with respect to the Collateral, in such form and substance as Bondholder, in its sole discretion, may determine. Lessee agrees to execute such additional documents, including demands for terminations, assignments, affidavits, notices and similar instruments, in form satisfactory to Bondholder, and take such other actions that Bondholder deems necessary or appropriate to establish and maintain the security interest created by this Section, and Lessee hereby designates and appoints Bondholder as its agent, and grants to Bondholder a power of attorney (which is coupled with an interest), to execute on behalf of Lessee such additional documents and to take such other actions. Lessee hereby waives any right that Lessee may have to file with the applicable filing officer any financing statement, amendment, termination or other record pertaining to the Collateral and/or Bondholder’s interest therein. If requested by Bondholder, Lessee shall obtain a landlord and/or mortgagee’s consent and waiver with respect to the property where the Collateral is located. If requested by Bondholder, Lessee shall conspicuously mark the Collateral with appropriate lettering, labels or tags, and maintain such markings, so as clearly to disclose Bondholder’s security interest in the Collateral.

Section 6.03. Change in Name or Corporate Structure of Lessee; Change in Location of Lessee’s Chief Executive Office or Principal Executive Office. Lessee’s chief executive office and principal executive office are located at the address set forth above, and all of Lessee’s records relating to its business and the Collateral are kept at such location. Lessee hereby agrees to provide written notice to Bondholder and Issuer of any change or proposed change in its name, corporate structure, chief executive office or principal executive office or change or proposed change in the location of the Collateral. Such notice shall be provided 30 days in advance of the date that such change or proposed change is planned to take effect.

Section 6.04. Liens and Encumbrances to Title. Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, charge, encumbrance or claim (together, “Liens”) on or with respect to the Collateral other than as created by this Lease Agreement or on or with respect to the real property where the Collateral will be located; provided, however, Lessee may create, incur, assume or suffer to exist a mortgage, deed of trust or similar lien on the real property where the Collateral will be located if Lessee provides Bondholder with a mortgagee’s waiver or similar waiver in form and substance acceptable to Bondholder. Lessee shall promptly, at its own expense, take such action as may be necessary to discharge or remove any such Lien or to provide Bondholder with a mortgagee’s waiver or similar waiver. Lessee shall reimburse Bondholder for any expenses incurred by Bondholder to discharge or remove any Lien or for obtaining such waiver.

Section 6.05. Personal Property. The parties hereby agree that the Collateral is, and during the period this Lease Agreement is in force will remain, personal property and, when subjected to use by Lessee hereunder, will not be or become fixtures.

Section 6.06. Assignment of Insurance. As additional security for the payment and performance of Lessee’s obligations hereunder, Lessee hereby assigns to Bondholder any and all moneys (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Lessee with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and Lessee hereby directs the issuer of any such policy to pay all such moneys directly to Bondholder. Lessee hereby assigns to Bondholder, as assignee of Issuer, any and all moneys due or to become due with respect to any condemnation proceeding affecting the Collateral. At any time, whether before or after the occurrence of any Event of Default, Bondholder may (but need not), in Bondholder’s name or in Lessee’s name, execute and deliver proof of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy or party in any condemnation proceeding.

Section 6.07. Occupancy.

(a) Lessee hereby irrevocably grants to Bondholder the right to occupy the property where the Collateral is located (the “Premises”) at any time after the occurrence and during the continuance of an Event of Default.

(b) Bondholder may occupy the Premises only to hold, sell, store, liquidate, realize upon or otherwise dispose of the Collateral and for other purposes that Bondholder may in good faith deem to be related or incidental purposes.

(c) The right of Bondholder to occupy the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all obligations of Lessee and Issuer hereunder, and (ii) final sale or disposition of all of the Collateral and delivery of all such Collateral to purchasers.

(d) Bondholder shall not be obligated to pay or account for any rent or other compensation for the occupancy of the Premises. Lessee will pay, or reimburse Bondholder for, all taxes, fees, duties, levies, charges and expenses at any time incurred by or imposed upon Bondholder by reason of the execution, delivery, existence, recordation, performance or enforcement of this Section.

ARTICLE VII

AFFIRMATIVE COVENANTS OF LESSEE

So long as the Lease shall remain unpaid, Lessee will comply with the following requirements:

Section 7.01. Reporting Requirements. Lessee will deliver, or cause to be delivered, to Bondholder each of the following, which shall be in form and detail acceptable to Bondholder:

(a) as soon as available, and in any event within 120 days after the end of each fiscal year of Guarantor, audited consolidated financial statements of Guarantor with the unqualified opinion of independent certified public accountants selected by Guarantor and acceptable to Bondholder, which annual financial statements shall include the consolidated balance sheet of Guarantor as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of Guarantor for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with (i) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder; and (ii) a certificate of the chief financial officer of Guarantor in the form of Exhibit G hereto stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

(b) as soon as available and in any event within 90 days after the end of each fiscal quarter of Guarantor, an unaudited/internal balance sheet and statements of income and retained earnings of Guarantor as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP and certified by the chief financial officer of Guarantor, subject to year-end audit adjustments; and accompanied by a certificate of that officer in the form of Exhibit G hereto stating (i) that such financial statements have been prepared in accordance with GAAP, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Lessee of the type described in Article V hereof or which seek a monetary recovery against Lessee in excess of $100,000;

(d) as promptly as practicable (but in any event not later than five Business Days) after an officer of Lessee obtains knowledge of the occurrence of any event that constitutes a Default or an Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of Lessee of the steps being taken by Lessee to cure the effect of such Default or Event of Default;

(e) promptly upon knowledge thereof, notice of any loss or destruction of or damage to any of the Collateral or of any material adverse change in any of the Collateral;

(f) promptly upon their distribution, copies of all financial statements, reports and proxy statements that Lessee or Guarantor shall have sent to their stockholders;

(g) promptly after the amending thereof, copies of any and all amendments to its certificate of incorporation, articles of incorporation or bylaws;

(h) promptly upon knowledge thereof, notice of the violation by Lessee or Guarantor of any law, rule or regulation, the noncompliance with which could reasonably be expected to cause a material adverse effect on its financial condition, operations, business or prospects;

(i) promptly upon receipt thereof, a copy of any notice of audit from the Internal Revenue Service; and

(j) promptly upon knowledge thereof, notice of any material adverse change in the financial or operating condition of Lessee or Guarantor.

Section 7.02. Books and Records; Inspection and Examination. Lessee will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to Lessee’s business and financial condition and such other matters as Bondholder may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon request of Bondholder, will permit any officer, employee, attorney or accountant for

Bondholder to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of Lessee at all times during ordinary business hours, and to discuss the affairs of Lessee will permit Bondholder, or its employees, accountants, attorneys or agents, to examine and copy any or all of its records and to examine and inspect the Project at any time during Lessee’s business hours upon at least two Business Days’ advance written notice.

Section 7.03. Compliance With Laws; Environmental Indemnity. Lessee will (a) comply with the requirements of applicable laws and regulations, the noncompliance with which could reasonably be expected to cause a material adverse effect on its financial condition, operations, business or prospects, (b) comply with all applicable Environmental Laws and regulations and obtain any permits, licenses or similar approvals required by any such laws or regulations and (c) use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. Lessee shall secure all permits and licenses, if any, necessary for the installation and operation of the Collateral. Lessee shall comply in all respects (including, without limitation, with respect to the use, maintenance and operation of each portion of the Collateral) with all laws of the jurisdictions in which its operations involving any portion of the Collateral may extend and of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the portions of the Project or its interest or rights under this Lease Agreement. Lessee will indemnify, defend and hold Bondholder harmless from and against any claims, loss or damage to which Bondholder may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by Lessee or on property owned, leased or controlled by Lessee. This indemnification shall survive the termination of this Lease Agreement and payment of the indebtedness hereunder and under the Bond.

Section 7.04. Payment of Taxes and Other Claims. Lessee will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the security interest created pursuant to this Lease Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of Lessee; provided, that Lessee shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is diligently being contested in good faith by appropriate proceedings. Lessee will pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Collateral, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Collateral.

Section 7.05. Maintenance of Collateral.

(a) Lessee shall, at its own expense, maintain, preserve and keep the Collateral in good repair, working order and condition, and shall from time to time make all repairs and replacements necessary to keep the Collateral in such condition, and in compliance with state and federal laws, ordinary wear and tear excepted. Lessee shall maintain the Collateral in a condition suitable for certification by the manufacturer thereof (if certification is available) and in conformance with all manufacturer’s recommended maintenance requirements. In the event that any parts or accessories forming part of any portion or portions of the Collateral become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Lessee, at its own expense and expeditiously, will replace or cause the replacement of such parts or accessories by replacement parts or accessories free and clear of all liens and encumbrances and with a value and utility at least equal to that of the parts or accessories being replaced (assuming that such replaced parts and accessories were otherwise in good working order and repair). All such replacement parts and accessories shall be deemed to be incorporated immediately into and to constitute an integral portion of the Collateral and, as such, shall be subject to the terms of this Lease Agreement. Neither Bondholder nor Issuer shall have any responsibility in any of these matters, or for the making of improvements or additions to the Collateral.

(b) Lessee will defend the Equipment against all claims or demands of all persons (other than Bondholder) claiming the Equipment or any interest therein.

(c) Lessee will keep the Equipment free and clear of all security interests, liens and encumbrances except the security interest created pursuant to this Lease Agreement.

Section 7.06. Insurance.

(a) Lessee shall, at its own expense, procure and maintain continuously in effect: (i) public liability insurance for personal injuries, death or damage to or loss of property arising out of or in any way relating to the Collateral sufficient to protect Bondholder and Issuer from liability in all events, with a coverage limit of not less than $1,000,000 per occurrence unless a different coverage minimum with respect to particular collateral is required by Bondholder, and (ii) insurance against such hazards as Bondholder may require, including, but not limited to, all- risk casualty and property insurance, in an amount equal to the greater of the full replacement cost of the Collateral with new collateral having substantially similar specifications or the applicable Prepayment Amount.

(b) If required by State law, Lessee shall carry workers’ compensation insurance covering all employees on, in, near or about the Collateral, and upon request, shall furnish to Bondholder certificates evidencing such coverage.

(c) All insurance policies required by this Article shall be taken out and maintained with insurance companies acceptable to Bondholder and to Issuer; and shall contain a provision that the insurer shall not cancel or revise coverage thereunder without giving written notice to the insured parties at least 30 days before the cancellation or revision becomes effective. No insurance shall be subject to any co-insurance clause. Each insurance policy required by this

Article shall name Bondholder and the Issuer as an additional insured party and loss payee without regard to any breach of warranty or other act or omission of Lessee and shall include a lender’s loss payable endorsement for the benefit of Bondholder. Prior to the issuance of the Bond, Lessee shall deposit with Bond Counsel, for the benefit of Bondholder and the Issuer, evidence satisfactory to Bondholder of such insurance and, prior to the expiration thereof, shall provide Bondholder evidence of all renewals or replacements thereof.

(d) As among Bondholder, Lessee and Issuer, Lessee assumes all risks and liabilities from any cause whatsoever, whether or not covered by insurance, for loss or damage to any of the Collateral and for injury to or death of any person or damage to any property, whether such injury or death be with respect to agents or employees of Lessee or of third parties, and whether such property damage be to Lessee’s property or the property of others. Whether or not covered by insurance, Lessee hereby assumes responsibility for and agrees to reimburse Bondholder and Issuer for and will indemnify, defend and hold Bondholder and Issuer harmless from and against all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorneys’ fees) of whatsoever kind and nature, imposed on, incurred by or asserted against Bondholder or Issuer that in any way relate to or arise out of this Lease Agreement, the transactions contemplated hereby and the Project and the Collateral, including but not limited to, (i) the selection, manufacture, purchase, acceptance or rejection of the Collateral or the ownership of the Collateral, (ii) the delivery, lease, possession, maintenance, use, condition, return or operation of the Collateral, (iii) the condition of the Collateral sold or otherwise disposed of after possession by Lessee, (iv) any patent or copyright infringement, (v) the conduct of Lessee, its officers, employees and agents, (vi) a breach of Lessee of any of its covenants or obligations hereunder and (vii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Collateral, including, but not limited to investigation, removal, cleanup and remedial costs. All amounts payable by Lessee pursuant to the immediately preceding sentence shall be paid immediately upon demand of Issuer or Bondholder, as the case may be. This provision shall survive the termination of this Lease Agreement.

Section 7.07. Preservation of Corporate Existence. Lessee will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business in an orderly, efficient and regular manner.

Section 7.08. Performance by Bondholder. If Lessee at any time fails to perform or observe any of the covenants or agreements contained in any Lessee Document, and if such failure shall continue for a period of 10 calendar days after Bondholder gives Lessee written notice thereof (or in the case of the agreements contained in Sections 7.05 and 7.06 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), Bondholder may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Lessee (or, at Bondholder’s option, in Bondholder’s name) and may, but need not, take any and all other actions which Bondholder may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Lessee shall thereupon pay to Bondholder on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Bondholder in connection with or as a result of the performance or observance of such agreements or the taking of such action by Bondholder, together with interest thereon from the date expended or incurred at the lesser of 18% per annum or the highest rate permitted by law. To facilitate the performance or observance by Bondholder of such covenants of Lessee, Lessee hereby irrevocably appoints Bondholder, or the delegate of Bondholder, acting alone, as the attorney in fact of Lessee with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Lessee any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Lessee under this Lease Agreement.

ARTICLE VIII

NEGATIVE COVENANTS OF LESSEE

So long as the Lease and the Bond shall remain unpaid, Issuer and Lessee agree that:

Section 8.01. Lien. Neither Lessee nor Issuer will create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of the Equipment except for the transfer of title to the Equipment to Issuer and the security interest in favor of Bondholder created by the Bond Resolution and this Lease Agreement.

Section 8.02. Sale ofAssets. Except as provided in Sections 2.02 and 2.08 hereof, Issuer will not sell, lease, assign, transfer or otherwise dispose of any of its interest in any part of the Equipment (whether in one transaction or in a series of transactions); provided, however, Issuer may, if required by a change in law, transfer its interest therein to a successor governmental entity that assumes, by operation of law or otherwise, all of Issuer’s obligations hereunder. Lessee will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets or of any of the Equipment or any interest therein (whether in one transaction or in a series of transactions).

Section 8.03. Consolidation and Merger. Lessee will not consolidate with or merge into any person, or permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person.

Section 8.04. Accounting. Lessee will not adopt, permit or consent to any material change in accounting principles other than as required by GAAP. Lessee will not adopt, permit or consent to any change in its fiscal year.

Section 8.05. Modifications and Substitutions.

(a) Lessee will not make any material alterations, modifications or additions to the Collateral which cannot be removed without materially damaging the functional capabilities or economic value of the Collateral. Upon delivery of the Collateral to Bondholder and at the request of Bondholder, Lessee, at its sole cost and expense, will remove all alterations, modifications and additions and repair the Collateral as necessary to return the Collateral to the condition in which it was furnished, ordinary wear and tear and permitted modifications excepted.

(b) Notwithstanding the provisions of subparagraph (a) of this Section, Lessee may, with the prior written consent of Bondholder, substitute for parts, elements, portions or all of the Collateral, other parts, elements, portions, equipment or facilities; provided, however, that any substitutions made pursuant to Lessee’s obligations to make repairs referenced under any provision of this Lease Agreement shall not require such prior written consent. Lessee shall provide such documents or assurances as Bondholder may reasonably request to maintain or confirm the security interest assigned to Bondholder in the Collateral as so modified or substituted.

Section 8.06. Use of the Equipment. Each of Lessee and Issuer agree that it will not install, use, operate or maintain the Equipment improperly, carelessly, in violation of any applicable law or in a manner contrary to that contemplated by this Lease Agreement.

ARTICLE IX

DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS

Lessee shall provide a complete written report to Bondholder immediately upon any loss, theft, damage or destruction of any Collateral and of any accident involving any Collateral. With respect to any Damaged Collateral, Lessee shall as soon as practicable after such event either: (a) replace the same at Lessee’s sole cost and expense with collateral having substantially similar specifications and of equal or greater value to the Damaged Collateral immediately prior to the time of the loss occurrence, such replacement collateral to be subject to Bondholder’s approval, whereupon such replacement collateral shall be substituted in this Lease Agreement and the other related documents by appropriate endorsement or amendment; or (b) pay the Damaged Collateral Amount. Lessee shall notify Bondholder of which course of action it will take within 15 calendar days after the loss occurrence. If, within 45 calendar days of the loss occurrence, (a) Lessee fails to notify Bondholder; (b) Lessee and Bondholder fail to execute an amendment to this Lease Agreement to delete the Damaged Collateral and add the replacement collateral or (c) Lessee fails to pay the Damaged Collateral Amount, then Bondholder may, at its sole discretion, declare the Damaged Collateral Amount to be immediately due and payable, and Lessee is required to pay the same. The Net Proceeds of insurance with respect to the Damaged Collateral shall be made available by Bondholder to be applied to discharge Lessee’s obligation under this Article. The payment of the Damaged Collateral Amount and the termination of Bondholder’s interest in the Damaged Collateral is subject to the terms of Section 2.07 hereof. For purposes of this Article, the term “Net Proceeds” shall mean the amount remaining from the gross proceeds of any insurance claim or condemnation award after deducting all expenses (including reasonable attorneys’ fees) incurred in the collection of such claim or award.

ARTICLE X

ASSIGNMENT, SUBLEASING AND SELLING

Section 10.01. Assignment by Bondholder. This Lease Agreement, and the obligations of Lessee to make payments hereunder, may be assigned and reassigned in whole or in part to one or more assignees or subassignees (who shall be purchaser of the Bond or an interest therein) by Bondholder at any time subsequent to its execution, without the necessity of obtaining the consent of Issuer or Lessee; provided, however, that no such assignment or reassignment shall be effective unless and until (a) Issuer and Lessee shall have received notice of the assignment or reassignment disclosing the name and address of the assignee or subassignee, which notice Issuer shall maintain as evidence of the ownership and registration of the Bond, and (b) in the event that such assignment or reassignment is made to a bank or trust company as trustee for holders of certificates representing interests in this Lease Agreement and the Bond, such bank or trust company agrees to maintain, or cause to be maintained, a book-entry system by which a record of the names and addresses of such holders as of any particular time is kept and agrees, upon request of Issuer or Lessee, to furnish such information to Issuer or Lessee. Upon receipt of notice of assignment, Lessee will reflect in a book-entry the assignee designated in such notice of assignment, and shall agree to make all payments to the assignee designated in the notice of assignment, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Lease Agreement or otherwise) that Issuer and Lessee may from time to time have against Bondholder or the assignee. Issuer and Lessee agree to execute all documents, including replacement bonds, notices of assignment and chattel mortgages, which may be reasonably requested by Bondholder or its assignee to protect their interest in the Collateral and in this Lease Agreement.

Section 10.02. No Sale or Assignment by Lessee. This Lease Agreement and the interest of Lessee in the Collateral may not be sold, assumed, assigned or encumbered by Lessee.

ARTICLE XI

EVENTS OF DEFAULT AND REMEDIES

Section 11.01. Events of Default. The following constitute “Events of Default” under this Lease Agreement:

(a) failure by Lessee to pay to Bondholder, as assignee of Issuer, when due any Lease Payment or to pay any other payment required to be paid hereunder and the continuation of such failure for a period of 10 days;

(b) failure by Lessee to maintain insurance in accordance with Section 7.06 hereof;

(c) failure by Lessee to comply with the provisions of Sections 8.01, or 8.02 hereof;

(d) failure by Lessee or Issuer to observe and perform any other covenant, condition or agreement contained in any Lessee Document or in any other document or agreement executed in connection herewith on its part to be observed or performed for a period of 30 days after written notice is given to Lessee or Issuer, as the case may be, specifying such failure and directing that it be remedied; provided, however, that, if the failure stated in such notice cannot be corrected within such 30-day period, Bondholder will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Lessee or Issuer, as the case may be, within the applicable period and diligently pursued until the default is corrected;

(e) initiation by Issuer of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Issuer;

(f) Lessee or Guarantor shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Lessee or Guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Lessee or Guarantor, as the case may be; or Lessee or Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Lessee or Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Lessee or Guarantor;

(g) determination by Bondholder that any representation or warranty made by Lessee, Issuer or Guarantor in any Lessee Document or in any other document executed in connection herewith was untrue in any material respect when made;

(h) an Event of Taxability shall occur;

(i) an amendment or termination relating to a filed financing statement describing any of the Collateral is improperly filed;

(j) the occurrence of a default or an event of default under any instrument, agreement or other document evidencing or relating to any indebtedness or other monetary obligation of Lessee or Guarantor;

(k) Guarantor shall repudiate, purport to revoke or fail to perform Guarantor’s obligations under the Guaranty; or

(l) ownership of the stock of Lessee changes during the period that the Lease is outstanding (Lessee hereby acknowledges that Bondholder has made its decision to enter into the transactions contemplated hereby based upon the management expertise of the current stockholders and their ownership of the stock of Lessee).

Section 11.02. Remedies on Default. Whenever an Event of Default described in Section 11.01(f) hereof shall have occurred, the Prepayment Amount automatically shall be due and payable, whereupon the Prepayment Amount automatically shall become and be forthwith due and payable without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Lessee. Whenever any Event of Default shall have occurred, Bondholder shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps insofar as the same are available to secured parties under Article 9 of the UCC in effect in the State from time to time and which are otherwise accorded to Bondholder by applicable law:

(a) by notice to Issuer and Lessee, declare the Prepayment Amount to be forthwith due and payable, whereupon the Prepayment Amount shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Lessee;

(b) take possession of the Collateral wherever situated, without any court order or other process of law and without liability for entering the premises, and lease, sublease or make other disposition of the Collateral for use over a term in a commercially reasonable manner, all for the account of Bondholder, provided that Lessee shall remain directly liable for the deficiency, if any, between the rent or other amounts paid by a lessee or sublessee of the Collateral pursuant to such lease or sublease during the same period of time, after deducting all costs and expenses, including reasonable attorneys’ fees and expenses, incurred with respect to the recovery, repair and storage of the Collateral during such period of time;

(c) take possession of the Collateral wherever situated, without any court order or other process of law and without liability for entering the premises, and sell the Collateral in a commercially reasonable manner. All proceeds from such sale shall be applied in the following manner:

FIRST, to pay all proper and reasonable costs and expenses associated with the recovery, repair, storage and sale of the Collateral, including reasonable attorneys’ fees and expenses;

SECOND, to pay (i) Bondholder the amount of all unpaid Lease Payments or other obligations (whether direct or indirect owed by Lessee to Bondholder), if any, which are then due and owing, together with interest and late charges thereon, (ii) Bondholder the then applicable Prepayment Amount (taking into account the payment of past-due Lease Payments as aforesaid), plus a pro rata allocation of interest, at the rate utilized to calculate the Lease Payments, from the next preceding due date of a Lease Payment until the date of payment by the buyer, and (iii) any other amounts due hereunder, including indemnity payments, taxes, charges, reimbursement of any advances and other amounts payable to Bondholder or Issuer hereunder; and

THIRD, to pay the remainder of the sale proceeds, purchase moneys or other amounts paid by a buyer of the Collateral to Lessee;

(d) proceed by appropriate court action to enforce specific performance by Issuer or Lessee of the applicable covenants of this Lease Agreement or to recover for the breach thereof, including the payment of all amounts due from Lessee. Lessee shall pay or repay to Bondholder or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys’ fees; and

(e) take whatever action at law or in equity that may appear necessary or desirable to enforce its rights with respect to the Collateral. Lessee shall pay or repay to Bondholder or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys’ fees.

Notwithstanding any other remedy exercised hereunder, Lessee shall remain obligated to pay to Bondholder any unpaid portion of the Prepayment Amount.

In the event of any Event of Default that adversely affects the rights of Issuer, including, but not limited to, any failure of Lessee to provide liability insurance for its benefit, Issuer may proceed by appropriate court action to enforce specific performance by Lessee of the applicable covenants of this Lease Agreement or to recover damages for the breach thereof, and Lessee shall pay or repay to Issuer all costs of such action or court action, including, without limitation, reasonable attorneys’ fees.

Section 11.03. Delivery of Collateral. Upon an Event of Default, Lessee shall within 10 calendar days after notice from Bondholder, at its own cost and expense: (a) perform any testing and repairs required to place the Collateral in the condition required by Article VII; (b) if deinstallation, disassembly or crating is required, cause the Collateral to be deinstalled, disassembled and crated by an authorized manufacturer’s representative or such other service person as is satisfactory to Bondholder; and (c) deliver the Collateral to a location specified by Bondholder, freight and insurance prepaid by Lessee. If Lessee refuses to deliver the Collateral in the manner designated, Bondholder may enter upon Lessee’s premises where the Collateral is kept and take possession of the Collateral and charge to Lessee the costs of such taking. Lessee hereby expressly waives any damages occasioned by such taking.

Section 11.04. No Remedy Exclusive. No remedy herein conferred upon or reserved to Bondholder or Issuer is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Bondholder or Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required by this Article. All remedies herein conferred upon or reserved to Bondholder or Issuer shall survive the termination of this Lease Agreement.

Section 11.05. Late Charge. Any Lease Payment not paid by Lessee on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of five cents ($.05) per dollar of the delinquent amount or the lawful maximum, and Lessee shall be obligated to pay the same immediately upon receipt of Bondholder’s written invoice therefor.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Costs and Expenses of Bondholder. Lessee shall pay to Bondholder, in addition to the Lease Payments payable by Lessee hereunder, such amounts as shall be required by Bondholder in payment of any reasonable costs and expenses incurred by Bondholder in connection with the execution, performance or enforcement of this Lease Agreement, including but not limited to payment of all reasonable fees, costs and expenses and all administrative costs of Bondholder in connection with the Collateral, expenses (including, without limitation, attorneys’ fees and disbursements), fees of auditors or attorneys, insurance premiums not otherwise paid hereunder and all other direct and necessary administrative costs of Bondholder or charges required to be paid by it in order to comply with the terms of, or to enforce its rights under, this Lease Agreement. Such costs and expenses shall be billed to Lessee by Bondholder from time to time, together with a statement certifying that the amount so billed has been paid by Bondholder for one or more of the items above described, or that such amount is then payable by Bondholder for such items. Amounts so billed shall be due and payable by Lessee within 30 days after receipt of the bill by Lessee.

Section 12.02. Disclaimer of Warranties. BONDHOLDER AND ISSUER MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE COLLATERAL, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO. In no event shall Bondholder or Issuer be liable for any loss or damage in connection with or arising out of this Lease Agreement, the Collateral or the existence, furnishing, functioning or Lessee’s use of any item or products or services provided for in this Lease Agreement.

Section 12.03. Notices. All notices, certificates, requests, demands and other communications provided for under any Lessee Document shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth above and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. If notice to Lessee of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least 10 calendar days prior to the date of intended disposition or other action.

Section 12.04. Further Assurance and Corrective Instruments. Issuer and Lessee hereby agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, as Bondholder reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of any Lessee Document and any rights of Bondholder thereunder.

Section 12.05. Binding Effect; Time of the Essence. This Lease Agreement shall inure to the benefit of and shall be binding upon Bondholder, Issuer, Lessee and their respective successors and assigns. Time is of the essence.

Section 12.06. Severability. In the event any provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 12.07. Amendments. To the extent permitted by law, the terms of this Lease Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Lessee and Bondholder agree to amend Exhibit A to this Lease Agreement to more specifically identify the Collateral at such time as such identification is possible. Such amendment shall be effected by written instrument signed by Lessee and Bondholder. Issuer’s consent to the amendment referred to in this paragraph shall not be required. Such amendment may take the form of a Payment Request Form in the form attached to the Escrow Agreement as Exhibit A executed by Lessee and Bondholder.

Section 12.08. Execution in Counterparts. This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Lease Agreement by signing any such counterpart, provided that only the original marked “Original: 1 of 4” on the execution page thereof shall constitute chattel paper under the UCC. A purchase of this chattel paper from Issuer would violate the rights of Bondholder.

Section 12.09. Applicable Law. This Lease Agreement shall be governed by and construed in accordance with the laws of the State.

Section 12.10. Captions. The captions or headings in this Lease Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Lease Agreement.

Section 12.11. Entire Agreement. The Lessee Documents and the exhibits thereto constitute the entire agreement among Bondholder, Issuer, Lessee and Escrow Agent. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in such documents regarding this Lease Agreement or the Project financed hereby.

Section 12.12. Usury. It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Lease Agreement, in no event shall this Lease Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum permitted by applicable law.

Section 12.13. Bound Transcripts. Within 45 days of the day of closing, Lessee shall cause to be prepared and furnished, at Lessee’s expense, to Bondholder and its counsel, bound transcripts containing the Lessee Documents and all other documents related thereto.

Section 12.14. Limitations of Liability. In no event, whether as a result of breach of contract, warranty, tort (including negligence or strict liability), indemnity or otherwise, shall Bondholder, its assignees, if any, or Issuer be liable for any special, consequential, incidental, punitive or penal damages, including, but not limited to, loss of profit or revenue, loss of use of the Collateral, service materials or software, damage to associated equipment, service materials or software, cost of capital, cost of substitute property, service materials or software, facilities, services or replacement power or downtime costs.

Section 12.15. Press Releases; Promotional Materials. Each of Lessee and Issuer agrees that neither it nor its affiliates will in the future issue any press release or other public disclosure using the name of any GE Entity or referring to this Lease Agreement, the other Lessee Documents, the other Issuer Documents or any related documents without at least two Business Days’ prior written notice to Bondholder and without the prior written consent of Bondholder unless (and only to the extent that) Lessee, Issuer or such affiliate is required to do so under law and then, in any event, Lessee, Issuer or such affiliate will consult with Bondholder before issuing such press release or other public disclosure. Lessee and Issuer each consent to the publication by Bondholder of a tombstone or similar advertising material relating to the transactions contemplated by this Lease Agreement. Lessee consents to the publication by Bondholder of advertising material relating to the financing transactions contemplated by this Lease Agreement using Lessee’s product photographs, logo or trademark; provided that Bondholder will obtain Lessee’s prior consent to any such publication, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Bondholder reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

Section 12.16. PATRIOT Act. Bondholder hereby notifies Lessee and Guarantor that, pursuant to the requirements of the PATRIOT Act, Bondholder is required to obtain, verify and record information that identifies Lessee and each Guarantor, which information includes the name and address of Lessee, Guarantor and other information that will allow Bondholder to identify Lessee and Guarantor in accordance with the PATRIOT Act.

Section 12.17. Waiver of Jury Trial. Bondholder, Issuer and Lessee hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of, directly or indirectly, this Lease Agreement, any of the related documents, any dealings among Bondholder, Issuer or Lessee relating to the subject matter of the transactions contemplated by this Lease Agreement or any related transactions, and/or the relationship that is being established among Bondholder, Issuer and Lessee. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims). This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Lease Agreement, any related documents, or to any other documents or agreements relating to the transactions contemplated by this Lease Agreement or any related transactions. In the event of litigation, this Lease Agreement may be filed as a written consent to a trial by the court.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.

Bondholder

GE Government Finance, Inc.
By: /s/ Phil Long
   Vice President

Issuer:

DEVELOPMENT AUTHORITY
OF JEFFERSON, GEORGIA

BY:  /s/ Ronald S. Bond
   Chairman

Attest:

/s/ Roy Stowe

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Lessee:

SYX DISTRIBUTION INC.

By: /s/ Lawrence P. Reinhold
Lawrence P. Reinhold
Vice President and Treasurer

ATTEST:

/s/ Thomas Axmacher

VicePresident

[SEAL]

t,

Original 1 of 4

Exhibit A to Lease Agreement

SCHEDULE OF EQUIPMENT AND LEASE PAYMENTS

Description of Equipment

Conveyor for broken case picking and station system
Conveyor for retail order fulfillment system (120 stores)
Conveyor for “Express” order processing
Conveyor for full case fulfillment
Pallet rack for 15,000 pallets
Carton flow rack (4500 sku’s)
Bulk hand load racks

Pallet flow module (240 pallets)
Pick module deck
Pick to light (4620 zones)
Pack to light (384 lights)
Automatic box erectors (4)
Empty box monorail
Reach Fork Lift Trucks (8)
Order pickers (8)
Electric pallet Jacks (12)
Electric dock and sit down clamp trucks (10)

Battery charging stations for all equipment
Ship label and pack ship printers
Security system (cameras, alarms, burglar, card access)
Misc. electrical distribution

Air cooling and circulation system
Pallet shrink wrap machines (3)
Automatic corrugated bailer
Misc. workbenches, totes, cages
Office cubicles, chairs and furniture
Retail Store fixtures, Equipment
Telecommunication and Network Equipment

Schedule of Lease Payments

Interest Rate: 4.15%

PAYMENT	PAYMENT	LEASE	PRINCIPAL	INTEREST	PRINCIPAL
DATE	NUMBER	PAYMENT	COMPONENT	COMPONENT	BALANCE*

9/23/2010	0	$ -	$ -	$ -	$ 15,000,000.00
11/1/2010	1	$ 184,056.64	$ 118,348.31	$ 65,708.33	$ 14,881,651.69
12/1/2010	2	$ 184,056.64	$ 132,590.93	$ 51,465.71	$ 14,749,060.76
1/1/2011	3	$ 184,056.64	$ 133,049.47	$ 51,007.17	$ 14,616,011.29
2/1/2011	4	$ 184,056.64	$ 133,509.60	$ 50,547.04	$ 14,482,501.69
3/1/2011	5	$ 184,056.64	$ 133,971.32	$ 50,085.32	$ 14,348,530.37
4/1/2011	6	$ 184,056.64	$ 134,434.64	$ 49,622.00	$ 14,214,095.73
5/1/2011	7	$ 184,056.64	$ 134,899.56	$ 49,157.08	$ 14,079,196.17
6/1/2011	8	$ 184,056.64	$ 135,366.09	$ 48,690.55	$ 13,943,830.08
7/1/2011	9	$ 184,056.64	$ 135,834.23	$ 48,222.41	$ 13,807,995.85
8/1/2011	10	$ 184,056.64	$ 136,303.99	$ 47,752.65	$ 13,671,691.86
9/1/2011	11	$ 184,056.64	$ 136,775.37	$ 47,281.27	$ 13,534,916.49
10/1/2011	12	$ 184,056.64	$ 137,248.39	$ 46,808.25	$ 13,397,668.10
11/1/2011	13	$ 184,056.64	$ 137,723.04	$ 46,333.60	$ 13,259,945.06
12/1/2011	14	$ 184,056.64	$ 138,199.33	$ 45,857.31	$ 13,121,745.73
1/1/2012	15	$ 184,056.64	$ 138,677.27	$ 45,379.37	$ 12,983,068.46
2/1/2012	16	$ 184,056.64	$ 139,156.86	$ 44,899.78	$ 12,843,911.60
3/1/2012	17	$ 184,056.64	$ 139,638.11	$ 44,418.53	$ 12,704,273.49
4/1/2012	18	$ 184,056.64	$ 140,121.03	$ 43,935.61	$ 12,564,152.46
5/1/2012	19	$ 184,056.64	$ 140,605.61	$ 43,451.03	$ 12,423,546.85
6/1/2012	20	$ 184,056.64	$ 141,091.87	$ 42,964.77	$ 12,282,454.98
7/1/2012	21	$ 184,056.64	$ 141,579.82	$ 42,476.82	$ 12,140,875.16
8/1/2012	22	$ 184,056.64	$ 142,069.45	$ 41,987.19	$ 11,998,805.71
9/1/2012	23	$ 184,056.64	$ 142,560.77	$ 41,495.87	$ 11,856,244.94
10/1/2012	24	$ 184,056.64	$ 143,053.79	$ 41,002.85	$ 11,713,191.15
11/1/2012	25	$ 184,056.64	$ 143,548.52	$ 40,508.12	$ 11,569,642.63
12/1/2012	26	$ 184,056.64	$ 144,044.96	$ 40,011.68	$ 11,425,597.67
1/1/2013	27	$ 184,056.64	$ 144,543.12	$ 39,513.52	$ 11,281,054.55
2/1/2013	28	$ 184,056.64	$ 145,042.99	$ 39,013.65	$ 11,136,011.56
3/1/2013	29	$ 184,056.64	$ 145,544.60	$ 38,512.04	$ 10,990,466.96
4/1/2013	30	$ 184,056.64	$ 146,047.94	$ 38,008.70	$ 10,844,419.02
5/1/2013	31	$ 184,056.64	$ 146,553.02	$ 37,503.62	$ 10,697,866.00
6/1/2013	32	$ 184,056.64	$ 147,059.85	$ 36,996.79	$ 10,550,806.15
7/1/2013	33	$ 184,056.64	$ 147,568.44	$ 36,488.20	$ 10,403,237.71
8/1/2013	34	$ 184,056.64	$ 148,078.78	$ 35,977.86	$ 10,255,158.93
9/1/2013	35	$ 184,056.64	$ 148,590.88	$ 35,465.76	$ 10,106,568.05
10/1/2013	36	$ 184,056.64	$ 149,104.76	$ 34,951.88	$ 9,957,463.29
11/1/2013	37	$ 184,056.64	$ 149,620.41	$ 34,436.23	$ 9,807,842.88

12/1/2013	38	$ 184,056.64	$ 150,137.85	$ 33,918.79	$ 9,657,705.03
1/1/2014	39	$ 184,056.64	$ 150,657.08	$ 33,399.56	$ 9,507,047.95
2/1/2014	40	$ 184,056.64	$ 151,178.10	$ 32,878.54	$ 9,355,869.85
3/1/2014	41	$ 184,056.64	$ 151,700.92	$ 32,355.72	$ 9,204,168.93
4/1/2014	42	$ 184,056.64	$ 152,225.56	$ 31,831.08	$ 9,051,943.37
5/1/2014	43	$ 184,056.64	$ 152,752.00	$ 31,304.64	$ 8,899,191.37
6/1/2014	44	$ 184,056.64	$ 153,280.27	$ 30,776.37	$ 8,745,911.10
7/1/2014	45	$ 184,056.64	$ 153,810.36	$ 30,246.28	$ 8,592,100.74
8/1/2014	46	$ 184,056.64	$ 154,342.29	$ 29,714.35	$ 8,437,758.45
9/1/2014	47	$ 184,056.64	$ 154,876.06	$ 29,180.58	$ 8,282,882.39
10/1/2014	48	$ 184,056.64	$ 155,411.67	$ 28,644.97	$ 8,127,470.72
11/1/2014	49	$ 184,056.64	$ 155,949.14	$ 28,107.50	$ 7,971,521.58
12/1/2014	50	$ 184,056.64	$ 156,488.46	$ 27,568.18	$ 7,815,033.12
1/1/2015	51	$ 184,056.64	$ 157,029.65	$ 27,026.99	$ 7,658,003.47
2/1/2015	52	$ 184,056.64	$ 157,572.71	$ 26,483.93	$ 7,500,430.76
3/1/2015	53	$ 184,056.64	$ 158,117.65	$ 25,938.99	$ 7,342,313.11
4/1/2015	54	$ 184,056.64	$ 158,664.47	$ 25,392.17	$ 7,183,648.64
5/1/2015	55	$ 184,056.64	$ 159,213.19	$ 24,843.45	$ 7,024,435.45
6/1/2015	56	$ 184,056.64	$ 159,763.80	$ 24,292.84	$ 6,864,671.65
7/1/2015	57	$ 184,056.64	$ 160,316.32	$ 23,740.32	$ 6,704,355.33
8/1/2015	58	$ 184,056.64	$ 160,870.75	$ 23,185.89	$ 6,543,484.58
9/1/2015	59	$ 184,056.64	$ 161,427.09	$ 22,629.55	$ 6,382,057.49
10/1/2015	60	$ 184,056.64	$ 161,985.36	$ 22,071.28	$ 6,220,072.13
11/1/2015	61	$ 184,056.64	$ 162,545.56	$ 21,511.08	$ 6,057,526.57
12/1/2015	62	$ 184,056.64	$ 163,107.69	$ 20,948.95	$ 5,894,418.88
1/1/2016	63	$ 184,056.64	$ 163,671.78	$ 20,384.86	$ 5,730,747.10
2/1/2016	64	$ 184,056.64	$ 164,237.81	$ 19,818.83	$ 5,566,509.29
3/1/2016	65	$ 184,056.64	$ 164,805.80	$ 19,250.84	$ 5,401,703.49
4/1/2016	66	$ 184,056.64	$ 165,375.75	$ 18,680.89	$ 5,236,327.74
5/1/2016	67	$ 184,056.64	$ 165,947.67	$ 18,108.97	$ 5,070,380.07
6/1/2016	68	$ 184,056.64	$ 166,521.58	$ 17,535.06	$ 4,903,858.49
7/1/2016	69	$ 184,056.64	$ 167,097.46	$ 16,959.18	$ 4,736,761.03
8/1/2016	70	$ 184,056.64	$ 167,675.34	$ 16,381.30	$ 4,569,085.69
9/1/2016	71	$ 184,056.64	$ 168,255.22	$ 15,801.42	$ 4,400,830.47
10/1/2016	72	$ 184,056.64	$ 168,837.10	$ 15,219.54	$ 4,231,993.37
11/1/2016	73	$ 184,056.64	$ 169,421.00	$ 14,635.64	$ 4,062,572.37
12/1/2016	74	$ 184,056.64	$ 170,006.91	$ 14,049.73	$ 3,892,565.46
1/1/2017	75	$ 184,056.64	$ 170,594.85	$ 13,461.79	$ 3,721,970.61
2/1/2017	76	$ 184,056.64	$ 171,184.83	$ 12,871.81	$ 3,550,785.78
3/1/2017	77	$ 184,056.64	$ 171,776.84	$ 12,279.80	$ 3,379,008.94
4/1/2017	78	$ 184,056.64	$ 172,370.90	$ 11,685.74	$ 3,206,638.04
5/1/2017	79	$ 184,056.64	$ 172,967.02	$ 11,089.62	$ 3,033,671.02
6/1/2017	80	$ 184,056.64	$ 173,565.20	$ 10,491.44	$ 2,860,105.82
7/1/2017	81	$ 184,056.64	$ 174,165.44	$ 9,891.20	$ 2,685,940.38
8/1/2017	82	$ 184,056.64	$ 174,767.76	$ 9,288.88	$ 2,511,172.62
9/1/2017	83	$ 184,056.64	$ 175,372.17	$ 8,684.47	$ 2,335,800.45
10/1/2017	84	$ 184,056.64	$ 175,978.66	$ 8,077.98	$ 2,159,821.79
11/1/2017	85	$ 184,056.64	$ 176,587.26	$ 7,469.38	$ 1,983,234.53

12/1/2017	86	$ 184,056.64	$ 177,197.96	$ 6,858.68	$ 1,806,036.57
1/1/2018	87	$ 184,056.64	$ 177,810.76	$ 6,245.88	$ 1,628,225.81
2/1/2018	88	$ 184,056.64	$ 178,425.69	$ 5,630.95	$ 1,449,800.12
3/1/2018	89	$ 184,056.64	$ 179,042.75	$ 5,013.89	$ 1,270,757.37
4/1/2018	90	$ 184,056.64	$ 179,661.94	$ 4,394.70	$ 1,091,095.43
5/1/2018	91	$ 184,056.64	$ 180,283.27	$ 3,773.37	$ 910,812.16
6/1/2018	92	$ 184,056.64	$ 180,906.75	$ 3,149.89	$ 729,905.41
7/1/2018	93	$ 184,056.64	$ 181,532.39	$ 2,524.25	$ 548,373.02
8/1/2018	94	$ 184,056.64	$ 182,160.18	$ 1,896.46	$ 366,212.84
9/1/2018	95	$ 184,056.64	$ 182,790.16	$ 1,266.48	$ 183,422.68
10/1/2018	96	$ 184,056.64	$ 183,422.68	$ 633.96	$ 0.00

TOTAL		$ 17,669,437.44	$ 15,000,000.00	$ 2,669,437.44

* AFTER PAYMENT OF LEASE PAYMENT DUE ON SUCH DATE

Exhibit B to Lease Agreement

FORM OF OPINION OF COUNSEL TO LESSEE AND GUARANTOR

, 20__

GE Government Finance, Inc.
Three Capital Drive
Eden Prairie, Minnesota 55344

Development Authority of Jefferson, Georgia
106 Washington Street
Jefferson, Georgia 30549

Seyfarth Shaw LLP
1075 Peachtree Street NE – Suite 2500
Atlanta, Georgia 30309

$15,000,000
Development Authority of Jefferson, Georgia
Recovery Zone Facility Bond
(SYX Distribution Inc. Project),
Series 2010

Ladies and Gentlemen:

We have acted as counsel to (i) SYX Distribution Inc. (“Lessee”) with respect to the issuance and delivery of the Bond described above (the “Bond”) and with respect to the Lease Agreement dated as of September 1, 2010 (the “Lease Agreement”) among GE Government Finance, Inc., as bondholder (“Bondholder”), Development Authority of Jefferson, Georgia (“Issuer”), and Lessee, and the other Lessee Documents (as defined in the Lease Agreement) and various related matters, and (ii) Guarantor (as defined in the Lease Agreement) with respect to the Guaranty (as defined in the Lease Agreement) and various related matters and, in this capacity, have reviewed a duplicate original or certified copy of each of the Lessee Documents and the Guaranty. Based upon the examination of these and such other documents as we deem relevant, it is our opinion that:

1. Lessee has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own its properties and conduct its business.

2. Lessee has full power and authority to execute and deliver the Lessee Documents and to carry out the terms thereof. The Lessee Documents have been duly and validly authorized, executed and delivered, are in full force and effect and are the legal, valid and binding contracts of Lessee enforceable in accordance with their respective terms (including against claims of usury), except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights.

3. No consent, authorization, approval or other action by, and no notice to, or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Lessee of the Lessee Documents, except for such action which has been duly obtained or taken and is in full force and effect.

4. The consummation of the transactions contemplated by the Lessee Documents and the carrying out of the terms thereof will not result in violation of any provisions of the articles of incorporation or bylaws of Lessee or result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which Lessee is a party or by which it or its property is bound.

5. There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated, or any basis therefor, to which Lessee is or may become a party or of which any property of Lessee is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by Lessee which, if determined adversely to Lessee, would not, individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Lessee.

6. There are no legal or governmental proceedings pending, threatened or contemplated, or any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity of or security for the Bond, the Lessee Documents or the transactions contemplated thereby.

7. Lessee has taken all steps legally required as a condition precedent to the execution and delivery of the Lease Agreement and to permit the commencement of the acquisition, installation and operation of the Project (as defined in the Lease Agreement). Lessee has made all submissions to governmental authorities and has obtained, and there are currently in full force and effect, all consents, approvals, authorizations, accreditations, licenses, permits and orders of any governmental or regulatory authority that are required to be obtained by Lessee to enable the Project to be acquired and installed in accordance with the plans and specifications therefor.

8. The provisions of the Lease Agreement are effective to create a security interest in favor of Bondholder in all of Lessee’s right, title and interest in and to the Collateral (as defined in the Lease Agreement) and all proceeds thereof. Such security interest has been properly perfected and is subject to no liens or encumbrances.

9. Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own its properties and conduct its business.

B-2

10. Guarantor has full power and authority to execute and deliver the Guaranty and to carry out the terms thereof. The Guaranty has been duly and validly authorized, executed and delivered, is in full force and effect and is the legal, valid and binding contract of Guarantor enforceable in accordance with its terms (including against claims of usury), except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights.

11. The consummation of the transactions contemplated by the Guaranty and the carrying out of the terms thereof will not result in violation of any provisions of the articles of incorporation or bylaws of Guarantor or result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which Guarantor is a party or by which it or its property is bound.

12. There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated, or any basis therefor, to which Guarantor is or may become a party or of which any property of Guarantor is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by Guarantor which, if determined adversely to Guarantor, would not, individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Guarantor.

This opinion may be relied upon by the addressees hereto and any permitted assignee of the Bond.

Very truly yours,

B-3

Exhibit C to Lease Agreement

FORM OF OPINION OF COUNSEL TO ISSUER

, 20__

GE Government Finance, Inc.
Three Capital Drive
Eden Prairie, Minnesota 55344

Development Authority of Jefferson, Georgia
106 Washington Street
Jefferson, Georgia 30549

Seyfarth Shaw LLP
1075 Peachtree Street NE – Suite 2500
Atlanta, Georgia 30309

$15,000,000
Development Authority of Jefferson, Georgia
Recovery Zone Facility Bond
(SYX Distribution Inc. Project),
Series 2010

Ladies and Gentlemen:

We have acted as counsel to Development Authority of Jefferson, Georgia (“Issuer”) in connection with the issuance and sale of the bond described above (the “Bond”) and with respect to the Lease Agreement dated as of September 1, 2010 (the “Lease Agreement”) among GE Government Finance, Inc. (“Bondholder”), Issuer and SYX Distribution Inc. (“Lessee”), the Escrow Agreement of even date therewith (the “Escrow Agreement”) among Bondholder, Issuer, Lessee and Marshall & Ilsley Trust Company, N.A., as escrow agent, the Tax Compliance Certificate of even date therewith (the “Tax Compliance Certificate”; the Lease Agreement, the Escrow Agreement and the Tax Compliance Certificate may be referred to herein collectively as the “Agreements”) and various related matters and, in this capacity, have reviewed a duplicate original or certified copy of the Agreements. Based upon the examination of these and such other documents as we deem relevant, it is our opinion that:

1. The Issuer is a public body corporate and politic created by the Development
Authorities Law, O.C.G.A. §36-62-1, et seq. (the “Act”) and activated by resolution of the City Council of the City of Jefferson to develop and promote trade, commerce, industry and employment opportunities in the City of Jefferson (the “City”) and is authorized to issue its revenue obligations and to use the proceeds of the Bond to finance or refinance the cost of any “project” (as defined in the Act) in furtherance of the public purpose for which it was created.

The members of Issuer have been duly appointed and lawfully hold office. Issuer has filed its annual registration statement with the Georgia Department of Community Affairs for the year 2010, as required by law.

2. Issuer is authorized and has power under applicable law to enter into the Agreements, to issue the Bond and to carry out its obligations thereunder and the transactions contemplated thereby.

3. The issuance of the Bond has been duly and validly authorized, all conditions precedent to the issuance of the Bond have been fulfilled and the Bond has been issued in accordance with the laws of the State. The Bond is the legal, valid and binding obligation of Issuer, enforceable in accordance with its terms.

4. The Agreements have been duly authorized, approved, executed and delivered by and on behalf of Issuer and are legal, valid and binding contracts of Issuer enforceable in accordance with their terms, except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights.

5. The issuance of the Bond and the authorization, approval and execution of the Agreements and all other proceedings of Issuer relating to the transactions contemplated thereby have been performed in accordance with all open meeting, public bidding and other laws, rules and regulations of the State.

6. There is no litigation, action, suit or proceeding pending or before any court, administrative agency, arbitrator or governmental body that challenges the organization or existence of Issuer; the authority of Issuer or its officers or its employees to issue the Bond or to enter into the Agreements; the proper authorization, approval and/or execution of the Bond, the Agreements and the other documents contemplated thereby; or the ability of Issuer otherwise to perform its obligations under the Bond, the Agreements and the transactions contemplated thereby.

This opinion may be relied upon by the addressees hereto and any permitted assignee of the Bond.

Very truly yours,

C-2

Exhibit D to Lease Agreement

FORM OF OPINION OF BOND COUNSEL

, 20__

Development Authority of Jefferson, Georgia
106 Washington Street
Jefferson, Georgia 30549

GE Government Finance, Inc.
Three Capital Drive
Eden Prairie, Minnesota 55344

SYX Distribution Inc.
11 Harbor Park Dr.
Port Washington, NY 11050

$15,000,000
Development Authority of Jefferson, Georgia
Recovery Zone Facility Bond
(SYX Distribution Inc. Project),
Series 2010

Ladies and Gentlemen:

We have acted as Bond Counsel to SYX Distribution Inc. (“Lessee”), in connection with the issuance and delivery on the date hereof by the Development Authority of Jefferson, Georgia (“Issuer”) to GE Government Finance, Inc. (“Bondholder”) of the bond described above (the “Bond”) and in connection with the Lease Agreement dated as of September 1, 2010 (the “Lease Agreement”) among Bondholder, Lessee and the Issuer the Escrow Agreement of even date therewith (the “Escrow Agreement”) among Bondholder, Issuer, Lessee and Marshall & Ilsley Trust Company, N.A., as escrow agent (“Escrow Agent”), and the Issuer’s Tax Compliance Certificate of even date herewith (the “Tax Compliance Certificate”); the Lease Agreement, the Escrow Agreement and the Tax Compliance Certificate may be referred to herein collectively as the “Agreements”). The Bond is issued in order that the Issuer may acquire equipment (the “Project”) to be located in the City of Jefferson, Georgia (the “City”) to be leased by the Issuer to the Lessee for use in a distribution center.

We have examined the law, the transcript of proceedings (the “Transcript”) relating to the issuance of the Bonds, including the resolution approving the issuance of the Bond (the “Bond Resolution”), the executed Bond, and the executed Agreements and such other documents, resolutions and records of the Issuer and other instruments as we have deemed necessary or relevant to enable us to express the opinions set forth below. In making the examinations described above, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. With your consent, we have relied on the Certificate of the Issuer, dated as of even date herewith, and upon representations and warranties contained in the Agreements, as to factual matters represented therein. As to questions of fact material to our opinion, we have relied upon representations of the Issuer and the Lessee contained in the Agreements and other documents in the Transcript for the Bonds, the certified proceedings and other certifications of public officials furnished to us, and certifications furnished to us by or on behalf of the Lessee, without undertaking to verify the same by independent investigation.

Reference is made to an opinion of even date of Curt Rush, the Lessee’s General Counsel, upon which we have relied, with your permission, with respect to all matters set forth in such opinion. Reference is also made to an opinion of even date herewith of Davidson, Hopkins, and Alexander, P.C., as counsel to the Issuer, upon which we have relied, with your permission, with respect to all matters set forth in such opinion. We have also relied on the final judgment of validation of the Superior Court of Jackson County validating the Bonds.

Based upon the foregoing, we are of the opinion, as of the date hereof and under existing law, that:

1. The Issuer is a public body corporate and politic created by the Development Authorities Law, O.C.G.A. Section 36-62-1, et seq. (the “Act”) and activated by resolution of the governing body of the City to develop and promote trade, commerce, industry and employment opportunities in the City and is authorized to issue its revenue obligations and to use the proceeds of such revenue obligations to finance or refinance the cost of any “project” (as defined in the Act) in furtherance of the public purpose for which the Issuer was created. The members of Issuer have been duly appointed and lawfully hold office. The Issuer has filed its annual registration statement with the Georgia Department of Community Affairs for the year 2010, as required by law.

2. The Bond Resolution has been duly adopted, the Bond and each of the Agreements have been duly authorized, executed and delivered by Issuer in accordance with the Act and are legal, valid, binding and enforceable obligations of Issuer, subject to the qualifications set forth below. Issuer is serving as a mere conduit in the financing and the Bond is a special and limited obligation of Issuer payable solely from the security pledged by the Bond Resolution and the Lease. The Bond shall not constitute a debt of Issuer or a pledge of the faith and credit of Issuer, of the City, of the State of Georgia (the “State”) or of any municipality or political subdivision thereof. No holder of the Bond shall ever have the right to compel any exercise of the taxing power of the City, of the State or of any municipality or political subdivision thereof to pay the Bond or the debt service thereon, or to enforce payment thereof against any funds or property (other than such pledged security) of the City, of the State or of any municipality or political subdivision thereof, nor shall the Bond constitute a charge, lien or encumbrance, legal or equitable, upon any funds or property of Issuer (other than the pledged security), of the City, of the State or of any municipality or political subdivision thereof. The Bond has been judicially validated by judgment of the Superior Court of Jackson County in accordance with the provisions of the Revenue Bond Law of the State (O.C.G.A. Section 3 6-82-

60, et seq.). This opinion is, as to the binding effect and enforceability of the Bond and the Agreements, subject to (i) Bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other laws generally affecting the enforcement of creditors’ rights, (ii) limitations imposed by general principles of equity upon specific enforcement, injunctive relief or other equitable remedies, (iii) the exercise of judicial discretion in appropriate cases and (iv) to the following qualifications:

(a) We express no opinion as to the validity or enforceability of any of the following provisions that may be contained in the Bond or in the Agreements: (i) any provisions which purport to waive any defense, counterclaim, set-off or deduction arising from any violation of applicable federal or state securities or usury laws, any fraud on the part of any other party, any failure to give notice of a disposition of collateral to the extent required under applicable law, any disposition of collateral other than in a commercially reasonable manner or the effect of any applicable statute of limitation, (ii) any choice of law provisions therein, (iii) any provisions which purport to waive the right to trial by jury or purport to consent to or waive any objection to the jurisdiction or venue of any particular court and (iv) any provisions which provide for payment of interest on unpaid interest or which, due to prepayment, acceleration or otherwise, would cause the rate of interest to exceed five percent (5.0%) per month. We also note that any provisions requiring any party to pay the attorneys’ fees of any other party will be subject to compliance with the requirements and limitations of O.C.G.A. Section 13-1-11 and that the provisions thereof will be subject to the effect of the provisions of O.C.G.A. Section 13-4-4 regarding mutual departures from strict contractual terms. Nothing in this paragraph (a) is intended to limit any of the other qualifications or exceptions to our opinion set forth in this letter.

(b) Enforcement of any warranties and indemnities contained therein may be limited by applicable federal or state securities laws as violations of public policy and may be limited to the extent such indemnities would require any party to indemnify another party for costs, losses, liabilities, claims, damages or expenses incurred by or asserted against such party as a result of action or inaction of such party constituting negligence. In addition, it is possible that a court would not enforce any warranties or indemnities with respect to environmental matters contained therein.

(c) With respect to the enforceability thereof, we have assumed that, to the extent that applicable law would require the rights and remedies set forth therein to be exercised in good faith or in a reasonable or commercially reasonable manner as a condition to the enforceability thereof, the persons having remedial rights thereunder will observe and satisfy such legal requirements.

(d) We express no opinion as to (i) the priority of any security interest, security title or lien granted under any of the Agreements (except as expressly stated above); (ii) the requirements for continuation of priority or perfection of any such security interest, security title or lien; or (iii) the title to or encumbrances on the Project.

(e) Certain waivers of notices and certain waivers of other rights and certain waivers of remedial provisions contained therein may be unenforceable under Georgia law, particularly typical statutory and common law principles concerning rights of guarantors that may impede enforcement of a guaranty in accordance with its terms or, in some cases, permit the discharge of a guarantor, such as a discharge under O.C.G.A. Section 10-7-2 from extinction of the principal’s obligation.

3. The interest on the Bond is excludable from gross income for federal income tax purposes under Section 103(a) of the Code, except for interest on any Bond for any period during which such Bond is held by a person who is a “substantial user” of the Project or a “related person” thereto within the meaning of Section 147(a) of the Code. Interest on the Bond is not treated as an item of tax preference for purposes of the federal alternative minimum tax imposed on individuals and corporations and that, with respect to corporations, such interest is not taken into account in determining adjusted current earnings for the purpose of computing the alternative minimum tax imposed on such corporations. We express no opinion regarding other federal income tax consequences caused by the receipt or accrual of interest on the Bond. In giving the tax opinions expressed in this paragraph, we have assumed and relied upon compliance with the covenants of the Issuer and of the Lessee contained in the documents included in the Transcript, and of the representations and certifications of the Issuer and of the Lessee contained in the Transcript, the accuracy of which we have not independently investigated or verified. The accuracy of certain of those representations and certifications, and compliance by the Issuer and of the Lessee with those covenants, may be necessary for the interest on the Bond to be and remain excludable from gross income for federal income tax purposes and for other tax effects stated in this paragraph. Failure to comply with certain of those covenants subsequent to issuance of the Bond or the inaccuracy of certain of those representations and certifications could cause interest on the Bond to be included in gross income for federal income tax purposes retroactively to the date of issuance of the Bond. We express no opinion regarding other federal tax consequences arising with respect to the Bond. Prospective purchasers of the Bond should consult its own tax advisors with respect to other tax consequences of owning the Bond.

4. The Bond and the interest on the Bond are exempt from all present income taxes and property taxes within the State. We express no opinion regarding other tax consequences arising with respect to the Bond under the laws of the State or any other state.

5. The Bond is exempt from registration pursuant to the Securities Act of 1933, as amended, and the Bond Resolution is exempt from qualification as an indenture pursuant to the Trust Indenture Act of 1939, as amended.

In giving the tax opinions expressed in paragraph 3, above, we have assumed and relied upon compliance with the covenants and representations of Issuer and of Lessee in the Agreements, and of the representations and certifications of Issuer and of Lessee in certificates delivered in connection with the Bond, the accuracy, which we have not independently verified.

The accuracy of certain of those representations and certifications, and compliance by Issuer and of Lessee with those covenants, may be necessary for the interest on the Bond to be and remain excludable from gross income for federal income tax purposes and for other tax effects stated in paragraph 3, above. Failure to comply with certain of those covenants or the inaccuracy of certain of those representations and certifications could cause interest on the Bond to be included in gross income for federal income tax purposes either prospectively or retroactively to the date of issuance of the Bond. Under the Code, portions of the interest on the Bond earned by corporations (as defined for federal income tax purposes) may be subject to an environmental tax imposed on certain corporations for certain taxable years, and interest on the Bond may be subject to a branch profits tax imposed on certain foreign corporations doing business in the United States and to a tax imposed on excess net passive income of certain S corporations.

The undersigned’s engagement as Lessee’s Bond Counsel imposed no duty upon the undersigned to undertake any due diligence investigation as to either: (i) the adequacy of the pledged security or (ii) the business or financial condition of the Lessee. No opinion is expressed as to the applicability of the Blue Sky laws of any state on the transaction described above. No opinion is expressed as to the applicability of the federal securities laws or the Blue Sky laws of any state as to any subsequent transfer of the Bond. No representations have been made by the undersigned to the Bondholder in connection with its purchase of the Bond other than those expressly set forth in this opinion.

The opinions set forth herein are limited to the laws of the State and applicable federal laws. This opinion may be relied on only by the persons to whom it is addressed and any permitted assignee of the Bond. This opinion is given as of the date hereof and we assume no obligation to update, revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

Exhibit E to Lease Agreement

FORM OF BOND

UNITED STATES OF AMERICA
STATE OF GEORGIA

DEVELOPMENT AUTHORITY OF JEFFERSON, GEORGIA
RECOVERY ZONE FACILITY BOND
(SYX DISTRIBUTION INC. PROJECT), SERIES 2010

No. R-_
$15,000,000

Date of Issuance                                           Maturity Date        Interest Rate

,2010                                         , ____              ____%

The DEVELOPMENT AUTHORITY OF JEFFERSON, GEORGIA, a public body corporate and politic duly organized and validly existing under the laws of the State of Georgia (hereafter referred to as “Issuer”), for value received, hereby promises to pay GE GOVERNMENT FINANCE, INC., Three Capital Drive, Eden Prairie, Minnesota 55344, or to registered assigns, but solely from the Lease Payments hereinafter described, the principal sum of

FIFTEEN MILLION DOLLARS

in any coin or currency of the United States of America which on the date of payment thereof is the legal tender for the payment of public and private debts, and to pay, solely from such Lease Payments, in like coin and currency, interest on the principal sum from the date hereof, such interest to be at the rates, and all such payments of interest, principal or interest and principal to be payable at the time and place, in the amounts and in accordance with the terms set forth in that certain Lease Agreement dated as of September 1, 2010 (the “Lease Agreement”) among the Issuer, GE Government Finance, Inc. and SYX Distribution Inc. (the “Lessee”). All terms used herein in capitalized form and not otherwise defined herein shall have the meanings ascribed thereto in the Lease Agreement.

This Bond is payable as to principal and prepayment premium, if any, solely from Lease Payments to be made by Lessee and is secured by, among other things, a lien on the Collateral.

THIS BOND SHALL NOT CONSTITUTE A DEBT OF ISSUER NOR A PLEDGE OF THE FAITH AND CREDIT OF ISSUER, OF CITY OF JEFFERSON (THE “CITY”), OF THE STATE OF GEORGIA (THE “STATE”), OR OF ANY MUNICIPALITY OR POLITICAL SUBDIVISION THEREOF. NO HOLDER OF THE BOND SHALL EVER HAVE THE RIGHT TO COMPEL ANY EXERCISE OF THE TAXING POWER OF

THE CITY, OF THE STATE, OR OF ANY MUNICIPALITY OR POLITICAL SUBDIVISION THEREOF TO PAY THIS BOND OR THE DEBT SERVICE HEREON, OR TO ENFORCE PAYMENT HEREOF AGAINST ANY FUNDS OR PROPERTY (OTHER THAN THE LEASE PAYMENTS), OF THE ISSUER, OF THE CITY, OF THE STATE, OR OF ANY MUNICIPALITY OR POLITICAL SUBDIVISION THEREOF, NOR SHALL THIS BOND CONSTITUTE A CHARGE, LIEN OR ENCUMBRANCE, LEGAL OR EQUITABLE, UPON ANY FUNDS OR PROPERTY OF ISSUER (OTHER THAN THE LEASE PAYMENTS) OR OF THE CITY, OF THE STATE, OR OF ANY MUNICIPALITY OR POLITICAL SUBDIVISION THEREOF.

THIS BOND HAS BEEN JUDICIALLY VALIDATED BY JUDGMENT OF THE SUPERIOR COURT OF JACKSON COUNTY, GEORGIA, IN ACCORDANCE WITH THE PROVISIONS OF THE REVENUE BOND LAW OF THE STATE (O.C.G.A. § 36-82-60, et seq.).

This Bond is subject to prepayment upon the terms and conditions set forth in the Lease Agreement.

It is hereby certified, recited and declared that all acts, conditions and things required to exist to happen and to be performed precedent to and in the issuance of this Bond exist, have happened and have been performed in regular and due form and time as required by the Constitution and laws of the State of Georgia applicable thereto and that the issuance of this Bond is in full compliance with all Constitutional and statutory limitations, provisions and restrictions.

IN WITNESS WHEREOF, the Development Authority of Jefferson, Georgia has issued this Bond and has caused the same to be executed in its name by the manual or facsimile signature of its Chairman or Vice Chairman and its corporate seal to be hereunto affixed or imprinted or otherwise reproduced hereon and attested by the manual or facsimile signature of its Secretary or Assistant Secretary as of the Date of Issuance shown above.

DEVELOPMENT AUTHORITY
OF JEFFERSON, GEORGIA

[SEAL]

By:
   Chairman

ATTEST:

____________________________
Secretary

VALIDATION CERTIFICATE

The undersigned Clerk of the Superior Court of Jackson County, State of Georgia, DOES HEREBY CERTIFY that this Bond was validated and confirmed by judgment of the Superior Court of Jackson County, on the ____ day of , 2010 in the case of STATE OF GEORGIA vs. DEVELOPMENT AUTHORITY OF JEFFERSON, GEORGIA AND SYX DISTRIBUTION INC., Case No. , that no intervention or objection was filed opposing the validation of this Bond and that no appeal of such judgment of validation has been taken.

IN WITNESS WHEREOF, I have hereunto set my hand and have caused to be affixed hereon the official seal of the Superior Court of Jackson County, Georgia.

_____________________________________
Clerk, Superior Court, Jackson County, Georgia

[SEAL]

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned  (the _____________“Transferor”) hereby sells, assigns and transfers unto _________________ (the “Transferee”)

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF TRANSFEREE

_________________________

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints  as attorney to register the transfer of the within Bond on the books kept for registration of transfer thereof, with full power of substitution in the premises.

Date:

NAME OF HOLDER:

______________________________________
(Type or print)

______________________________________
Signature of Holder

NOTICE: No transfer will be registered and no new Bond will be issued in the name of the Transferee, unless the signature(s) to this assignment correspond(s) with the name as it appears on the face of the within Bond in every particular, without alteration or enlargement or any change whatever and the Social Security or Federal Employer Identification Number of the Transferee is supplied.

Signature Guaranteed:

___________________________________
NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange Medallion Signature Program.

Exhibit F to Lease Agreement

SCHEDULE OF PROJECT COSTS

Material and Labor	Cost
Conveyor for broken case picking and station system	$4,100,000
Conveyor for retail order fulfillment system (120 stores)	$1,500,000
Conveyor for “Express” order processing	$700,000
Conveyor for full case fulfillment	$200,000
Pallet rack for 15,000 pallets	$700,000
Carton flow rack (4500 sku’s)	$270,000
Bulk hand load racks	$325,000
Pallet flow module (240 pallets)	$60,000
Pick module deck	$150,000
Pick to light (4620 zones)	$575,000
Pack to light (384 lights)	$48,000
Automatic box erectors (4)	$240,000
Empty box monorail	$50,000
Total MHE Equipment	$8,918,000

Reach Fork Lift Trucks (8)	$320,000
Order pickers (8)	$240,000
Electric pallet Jacks (12)	$180,000
Electric dock and sit down clamp trucks (10)	$340,000
Battery charging stations for all equipment	$80,000
Total Motorized Fork Equipment	$1,160,000

Ship label and pack ship printers	$350,000
Security system (cameras, alarms, burglar, card access)	$300,000
Misc. electrical distribution	$85,000
Air cooling and circulation system	$150,000
Pallet shrink wrap machines (3)	$30,000
Automatic corrugated bailer	$35,000
Misc. workbenches, totes, cages, Etc.	$100,000
Total Misc. WIT Requirements	$1,050,000

Office cubicles, chairs and furniture	$275,000

Retail Store fixtures, Equipment and Set Up	$300,000

Telecommunication and Network Equipment and Set Up	$3,297,000
TOTAL	$15,000,000

F-2

Exhibit G to Lease Agreement

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

I, the undersigned, hereby certify that I am the duly qualified and acting chief financial officer of SYX Distribution Inc. (“Lessee”) and, with respect to Section [7.01 (a)/7.01 (b)] of the Lease Agreement dated as of September 1, 2010 (the “Lease Agreement”) by and among Lessee, GE Government Finance, Inc. (“Bondholder”) and Development Authority of Jefferson, Georgia (“Issuer”), that:

1. The attached financial statements have been prepared in accordance with GAAP.

2. I have no knowledge of any Default or Event of Default under the Lease Agreement.

Dated: ________, 20__.

Lessee:

SYX DISTRIBUTION INC.

By:___________________________
   Chief Financial Officer

Date:__________________________